EXHIBIT 2.2

















                                 AGREEMENT

                                 OF MERGER

                                BY AND AMONG

                         CHESAPEAKE PACKAGING CO.,

                          LAWLESS ACQUISITION CO.,

                        LAWLESS HOLDING CORPORATION

                               AND THE COMMON

                SHAREHOLDERS OF LAWLESS HOLDING CORPORATION






                       Dated as of December 31, 1993

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                             TABLE OF CONTENTS

                                                                       PAGE


                                 ARTICLE I

                                DEFINITIONS

     Section 1.01  Accounts . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.02  Agreement  . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.03  Assets . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.04  Bank Accounts  . . . . . . . . . . . . . . . . . . .   2
     Section 1.05  Charter Amendment  . . . . . . . . . . . . . . . . .   2
     Section 1.06  Chesapeake . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.07  Closing  . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.08  Code . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.09  Common Shares; Common Shareholders . . . . . . . . .   3
     Section 1.10  Company  . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.11  Confidentiality Agreement  . . . . . . . . . . . . .   4
     Section 1.12  Contracts  . . . . . . . . . . . . . . . . . . . . .   4
     Section 1.13  December Balance Sheet . . . . . . . . . . . . . . .   4
     Section 1.14  DGCL . . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 1.15  DOL  . . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 1.16  Draft Final Balance Sheet  . . . . . . . . . . . . .   4
     Section 1.17  Effective Time . . . . . . . . . . . . . . . . . . .   5
     Section 1.18  Equipment  . . . . . . . . . . . . . . . . . . . . .   5
     Section 1.19  ERISA  . . . . . . . . . . . . . . . . . . . . . . .   5
     Section 1.20  ESOP; ESOT . . . . . . . . . . . . . . . . . . . . .   5
     Section 1.21  Exchange Act . . . . . . . . . . . . . . . . . . . .   5
     Section 1.22  Final Balance Sheet  . . . . . . . . . . . . . . . .   5
     Section 1.23  GAAP . . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 1.24  Groveton Stock . . . . . . . . . . . . . . . . . . .   6
     Section 1.25  HSR Act  . . . . . . . . . . . . . . . . . . . . . .   6
     Section 1.26  Intellectual Property  . . . . . . . . . . . . . . .   6
     Section 1.27  Interim Financial Statements . . . . . . . . . . . .   7
     Section 1.28  Inventory  . . . . . . . . . . . . . . . . . . . . .   8
     Section 1.29  IRS  . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 1.30  Knowledge of the Company . . . . . . . . . . . . . .   8
     Section 1.31  Law  . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 1.32  Lawless Group  . . . . . . . . . . . . . . . . . . .   8
     Section 1.33  Management Contracts . . . . . . . . . . . . . . . .   8
     Section 1.34  Merger . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 1.35  Merger Price . . . . . . . . . . . . . . . . . . . .   9
     Section 1.36  Parent . . . . . . . . . . . . . . . . . . . . . . .   9
     Section 1.37  Parent's Notes . . . . . . . . . . . . . . . . . . .   9
     Section 1.38  Partnerships . . . . . . . . . . . . . . . . . . . .   9
     Section 1.39  PBGC . . . . . . . . . . . . . . . . . . . . . . . .   9
     Section 1.40  Permitted Liens  . . . . . . . . . . . . . . . . . .  10
     Section 1.41  Permits  . . . . . . . . . . . . . . . . . . . . . .  10
     Section 1.42  Plan of Merger . . . . . . . . . . . . . . . . . . .  10
     Section 1.43  Preferred Shares . . . . . . . . . . . . . . . . . .  10


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     Section 1.44  Proxy Statement; Information Statement . . . . . . .  10
     Section 1.45  Purchaser  . . . . . . . . . . . . . . . . . . . . .  10
     Section 1.46  Real Property  . . . . . . . . . . . . . . . . . . .  11
     Section 1.47  Representatives  . . . . . . . . . . . . . . . . . .  11
     Section 1.48  SEC  . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 1.49  Secretary of State . . . . . . . . . . . . . . . . .  12
     Section 1.50  Securities Act . . . . . . . . . . . . . . . . . . .  12
     Section 1.51  Shares . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 1.52  Shareholders . . . . . . . . . . . . . . . . . . . .  12
     Section 1.53  Special Meeting  . . . . . . . . . . . . . . . . . .  12
     Section 1.54  Subsidiaries . . . . . . . . . . . . . . . . . . . .  13
     Section 1.55  Surviving Corporation  . . . . . . . . . . . . . . .  13
     Section 1.56  Trustee  . . . . . . . . . . . . . . . . . . . . . .  13
     Section 1.57  VSCA . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 1.58  Virginia Corporation Commission  . . . . . . . . . .  13

                                 ARTICLE II

                                 THE MERGER

     Section 2.01  The Merger . . . . . . . . . . . . . . . . . . . . .  14
     Section 2.02  Effective Time; Effects of the Merger  . . . . . . .  14
     Section 2.03  Determination of Aggregate Merger Price  . . . . . .  15
     Section 2.04  Preparation and Delivery of Final Balance Sheet  . .  17
     Section 2.05  Allocation and Distribution of Merger Price Among
                     Common Shares and ESOP . . . . . . . . . . . . . .  19
     Section 2.06  ESOP . . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 2.07  Special Meeting  . . . . . . . . . . . . . . . . . .  23
     Section 2.08  Approval of Merger; Redemption of Preferred Shares .  24
     Section 2.09  Closing; Filing of Articles of Merger  . . . . . . .  25
     Section 2.10  Exchange of Shares . . . . . . . . . . . . . . . . .  25

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 3.01  Organization . . . . . . . . . . . . . . . . . . . .  28
     Section 3.02  Capitalization . . . . . . . . . . . . . . . . . . .  28
     Section 3.03  The Company's Net Worth  . . . . . . . . . . . . . .  29
     Section 3.04  Subsidiaries . . . . . . . . . . . . . . . . . . . .  29
     Section 3.05  Partnerships . . . . . . . . . . . . . . . . . . . .  31
     Section 3.06  Authority Relative to this Agreement . . . . . . . .  32
     Section 3.07  Consents and Approvals; No Violations  . . . . . . .  33
     Section 3.08  No Adverse Change  . . . . . . . . . . . . . . . . .  34
     Section 3.09  Proxy Statement; Information Statement . . . . . . .  35
     Section 3.10  No Litigation  . . . . . . . . . . . . . . . . . . .  36
     Section 3.11  Title to Assets  . . . . . . . . . . . . . . . . . .  37
     Section 3.12  Bank Accounts; Powers of Attorney  . . . . . . . . .  37
     Section 3.13  Condition of Equipment . . . . . . . . . . . . . . .  37
     Section 3.14  Inventory  . . . . . . . . . . . . . . . . . . . . .  38
     Section 3.15  Books and Records  . . . . . . . . . . . . . . . . .  38
     Section 3.16  Contracts  . . . . . . . . . . . . . . . . . . . . .  38
     Section 3.17  Accounts . . . . . . . . . . . . . . . . . . . . . .  39


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     Section 3.18  Real Property  . . . . . . . . . . . . . . . . . . .  40
     Section 3.19  Intellectual Property  . . . . . . . . . . . . . . .  42
     Section 3.20  Financial Statements . . . . . . . . . . . . . . . .  45
     Section 3.21  Insurance  . . . . . . . . . . . . . . . . . . . . .  46
     Section 3.22  Employee Benefit Plans . . . . . . . . . . . . . . .  47
     Section 3.23  Compliance with Law  . . . . . . . . . . . . . . . .  62
     Section 3.24  Transactions With Affiliates . . . . . . . . . . . .  62
     Section 3.25  Fees and Expenses of Brokers and Others  . . . . . .  63
     Section 3.26  Tax Matters  . . . . . . . . . . . . . . . . . . . .  64
     Section 3.27  Environmental Matters  . . . . . . . . . . . . . . .  67
     Section 3.28  Orders, Commitments and Returns  . . . . . . . . . .  71
     Section 3.29  Product Warranties . . . . . . . . . . . . . . . . .  71
     Section 3.30  Labor Matters  . . . . . . . . . . . . . . . . . . .  72
     Section 3.31  Management Contracts . . . . . . . . . . . . . . . .  73
     Section 3.32  Accuracy of Information  . . . . . . . . . . . . . .  73

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
                         OF THE COMMON SHAREHOLDERS

     Section 4.01  Organization; Individual Capacity; Enforceability  .  74
     Section 4.02  No Violation or Conflict by Common Shareholders  . .  75
     Section 4.03  Title to Shares  . . . . . . . . . . . . . . . . . .  75
     Section 4.04  Nature of Common Shareholders; Purchase for
                     Investment . . . . . . . . . . . . . . . . . . . .  76

                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES
                      OF THE PARENT AND THE PURCHASER

     Section 5.01  Organization . . . . . . . . . . . . . . . . . . . .  77
     Section 5.02  Authority Relative to this Agreement . . . . . . . .  77
     Section 5.03  Consents and Approvals; No Violations  . . . . . . .  78
     Section 5.04  Financial Statements . . . . . . . . . . . . . . . .  79
     Section 5.05  Proxy Statement; Information Statement . . . . . . .  80
     Section 5.06  Fees and Expenses of Brokers and Others  . . . . . .  80
     Section 5.07  Ownership of Shares  . . . . . . . . . . . . . . . .  81

                                 ARTICLE VI

                                 COVENANTS

     Section 6.01  Conduct of Business of the Company . . . . . . . . .  81
     Section 6.02  No Solicitation  . . . . . . . . . . . . . . . . . .  85
     Section 6.03  Access to Information  . . . . . . . . . . . . . . .  86
     Section 6.04  Best Efforts . . . . . . . . . . . . . . . . . . . .  86
     Section 6.05  Public Announcements . . . . . . . . . . . . . . . .  87
     Section 6.06  Confidentiality Agreement  . . . . . . . . . . . . .  87
     Section 6.07  Shareholder Vote; No Appraisal Rights; Irrevocable
                     Proxy  . . . . . . . . . . . . . . . . . . . . . .  87
     Section 6.08  Adequate Capitalization.  .  . . . . . . . . . . . .  88


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                                ARTICLE VII

             CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

     Section 7.01  Conditions Precedent to Each Party's Obligation to
                     Effect the Merger  . . . . . . . . . . . . . . . .  89
     Section 7.02  Conditions Precedent to Obligations of the Parent
                     and the Purchaser  . . . . . . . . . . . . . . . .  90
     Section 7.03  Conditions Precedent to Obligations of the Company .  92

                                ARTICLE VIII

                       TERMINATION; AMENDMENT; WAIVER

     Section 8.01  Termination  . . . . . . . . . . . . . . . . . . . .  94
     Section 8.02  Effect of Termination  . . . . . . . . . . . . . . .  96
     Section 8.03  Amendment  . . . . . . . . . . . . . . . . . . . . .  96
     Section 8.04  Extension; Waiver  . . . . . . . . . . . . . . . . .  96

                                 ARTICLE IX
                              INDEMNIFICATION

     Section 9.01  Indemnification  . . . . . . . . . . . . . . . . . .  97
     Section 9.02  Survival of Representations, Warranties and
                     Covenants  . . . . . . . . . . . . . . . . . . . . 103
     Section 9.03  Indemnity Amounts to be Computed on After-Tax
                     Basis  . . . . . . . . . . . . . . . . . . . . . . 103
     Section 9.04  Environmental Matters  . . . . . . . . . . . . . . . 103
     Section 9.05  Release of Claims  . . . . . . . . . . . . . . . . . 106

                                 ARTICLE X

                               MISCELLANEOUS

     Section 10.01  Entire Agreement; Assignment  . . . . . . . . . . . 107
     Section 10.02  Notices . . . . . . . . . . . . . . . . . . . . . . 108
     Section 10.03  Governing Law . . . . . . . . . . . . . . . . . . . 109
     Section 10.04  Descriptive Headings  . . . . . . . . . . . . . . . 109
     Section 10.05  Parties in Interest . . . . . . . . . . . . . . . . 110
     Section 10.06  Counterparts  . . . . . . . . . . . . . . . . . . . 110
     Section 10.07  Specific Performance  . . . . . . . . . . . . . . . 110
     Section 10.08  Fees and Expenses . . . . . . . . . . . . . . . . . 110
     Section 10.09  Severability  . . . . . . . . . . . . . . . . . . . 110












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                               EXHIBIT INDEX

Exhibit 1.04   Bank Accounts
Exhibit 1.05   Charter Amendment
Exhibit 1.131992 Audited Financial Statements
Exhibit 1.26Intellectual Property
Exhibit 1.27Interim Financial Statements
Exhibit 1.30Key Management
Exhibit 1.37Form of Parent Note and Chesapeake Guaranty
Exhibit 1.38Partnerships
Exhibit 1.40Permitted Liens
Exhibit 1.41Permits
Exhibit 1.42Plan of Merger
Exhibit 1.46Real Property
Exhibit 1.52Shareholders
Exhibit 1.54Subsidiaries
Exhibit 2.04Special Accounting Principles
Exhibit 3.01Foreign Qualifications
Exhibit 3.04Former Subsidiaries
Exhibit 3.05Former Partnerships
Exhibit 3.07   Required Consents
Exhibit 3.08Adverse Changes
Exhibit 3.10Litigation
Exhibit 3.16Certain Contracts and Leases
Exhibit 3.17Disputed Accounts
Exhibit 3.21Insurance
Exhibit 3.22Employee Benefit Plans
Exhibit 3.23Compliance with Law
Exhibit 3.24Transactions with Affiliates
Exhibit 3.26Taxes
Exhibit 3.27Environmental Matters
Exhibit 3.28Orders, Commitments and Returns
Exhibit 3.29Product Warranties
Exhibit 3.30Labor Matters
Exhibit 7.02AForm of Opinion of Counsel to the Company
Exhibit 7.02BForm of Opinion of Special Benefits Counsel to the Company
Exhibit 7.03Form of Opinion of Counsel to Parent and Purchaser
Exhibit 9.01Indemnity Items
Exhibit 9.04Environmental Remediation
















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                            AGREEMENT OF MERGER



AGREEMENT OF MERGER, dated as of December 31, 1993, by and among the

Company, the Common Shareholders, the Parent and the Purchaser.



                                  RECITALS



WHEREAS, the Parent desires to purchase all of the Common Shares outstanding as of the Effective Time through the Merger of the Purchaser with and into the Company, and the parties hereto desire to effect the

Merger upon the terms and subject to the conditions of this Agreement and the Plan of Merger; and



WHEREAS, the parties hereto contemplate that all Preferred Shares outstanding immediately prior to the Effective Time will be redeemed by the

Company immediately prior to such Effective Time.



NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

Section 1.01  Accounts.  "Accounts" shall mean all accounts receivable,

notes receivable and associated rights owned by the Company or its

Subsidiaries as of the Effective Time.



Section 1.02  Agreement.  "Agreement" shall mean this Agreement of Merger together with the Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.



Section 1.03  Assets.  "Assets" shall mean all of the assets of the Company and its Subsidiaries as of the Effective Time, including, without limitation, the Accounts, Bank Accounts, Contracts, Equipment, Intellectual

Property, Inventory and Real Property.



Section 1.04  Bank Accounts. "Bank Accounts" shall mean the checking accounts, savings accounts, custodial accounts, certificates of deposit,

safe deposit boxes and other bank accounts maintained by the Company and its Subsidiaries as of the Effective Time, all of such Bank Accounts being listed on Exhibit 1.04 attached hereto.



Section 1.05  Charter Amendment.  "Charter Amendment" shall mean the amendment to the Company's Certificate of Incorporation in the form of

Exhibit 1.05 attached hereto, to be considered by the Shareholders at the

Special Meeting.

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Section 1.06  Chesapeake.  "Chesapeake" shall mean Chesapeake Corporation,

a Virginia corporation and owner of all of the outstanding capital stock of the Parent.



Section 1.07  Closing.  "Closing" shall mean the conference held on the date determined in accordance with Section 2.09 hereof, at a time mutually agreed-upon by the parties, at the offices of Hunton & Williams, Riverfront

Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia, or at such other place as the parties may mutually agree in writing.



Section 1.08  Code.  "Code" shall mean the Internal Revenue Code of 1986,

as amended.



Section 1.09  Common Shares; Common Shareholders.  "Common Shares" shall mean, collectively, all issued and outstanding shares of Class A Common and

Class B Common.  "Common Shareholders" shall mean all record holders of

Common Shares.



Section 1.10  Company.  "Company" shall mean Lawless Holding Corporation, a

Delaware corporation.



Section 1.11  Confidentiality Agreement.  "Confidentiality Agreement" shall mean the letter agreement, dated as of May 24, 1993, by and between the

Company and Chesapeake.



Section 1.12  Contracts.  "Contracts" shall mean all contracts, agreements,

leases, licenses, relationships and commitments, written or oral, to which

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the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound as of the Effective Time.



Section 1.13  December Balance Sheet.  "December Balance Sheet" shall mean the audited consolidated balance sheet of the Company as of December 31,

1992, included in Exhibit 1.13 attached hereto.



Section 1.14  DGCL.  "DGCL" shall mean the Delaware General Corporation

Law, as amended.



Section 1.15  DOL.  "DOL" means the United States Department of Labor.



Section 1.16  Draft Final Balance Sheet.  "Draft Final Balance Sheet" shall mean the proposed audited consolidated balance sheet of the Company as of the Effective Time, prepared and delivered as set forth in Section 2.04 hereof.



Section 1.17  Effective Time.  "Effective Time" shall mean the later of the time of issuance by the Virginia Corporation Commission, and the time of filing with the Secretary of State, of Certificates of Merger with respect to the Merger.



Section 1.18  Equipment.  "Equipment" shall mean all machinery, vehicles,

equipment, furniture, fixtures, furnishings, parts, tools, engineering and other items of tangible personal property owned or leased by the Company and its Subsidiaries as of the Effective Time.

Section 1.19  ERISA.  "ERISA" shall mean the Employee Retirement Income

Security Act of 1974, as amended.



Section 1.20  ESOP; ESOT.  "ESOP" shall mean the Lawless Holding

Corporation Employee Stock Ownership Plan.  "ESOT" shall mean the trust established pursuant to the Lawless Holding Corporation Employee Stock

Ownership Plan Trust Agreement.



Section 1.21  Exchange Act.  "Exchange Act" shall mean the Securities

Exchange Act of 1934, as amended.



Section 1.22  Final Balance Sheet.  "Final Balance Sheet" shall mean the audited consolidated balance sheet of the Company as of the Effective Time,

prepared and delivered by the Company, and agreed upon by the Parent, as set forth in Section 2.04 hereof.



Section 1.23  GAAP.  "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.



Section 1.24  Groveton Stock.  "Groveton Stock" shall mean 5,300 shares of the common stock, $10.00 par value, of Groveton Paper Board, Inc., a New

Hampshire corporation, owned of record and beneficially by the Company.



Section 1.25  HSR Act.  "HSR Act" shall mean the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended.

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Section 1.26  Intellectual Property.  "Intellectual Property" shall mean

(a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances,

continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress,

logos, trade names and corporate names, together with all translations,

adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information

(including ideas, research and development, know-how, formulas,

compositions, manufacturing and production processes and techniques,

technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all rights as a licensee or authorized user of the intellectual property of any third party and (h) all copies and tangible embodiments thereof (in whatever form or medium) used in the business of the Company and its Subsidiaries as of the

Effective Time, including, without limitation, the Intellectual Property listed on Exhibit 1.26 attached hereto.  Exhibit 1.26 sets forth separately

(x) all Intellectual Property of which the Company or any of its

Subsidiaries is the exclusive owner, identifying the subject matter, any related registration and the owner, (y) all Intellectual Property which the

Company or any of its Subsidiaries uses pursuant to license or other

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authorization of a third party, listing the subject matter, any ancillary registration and the source of authorization and (z) all Intellectual

Property that the Company or any of its Subsidiaries owns jointly with a third party.



Section 1.27  Interim Financial Statements.  "Interim Financial Statements"

shall mean the unaudited consolidated financial statements of the Company as of and for the month and year-to-date ended October 31, 1993, a copy of which is attached as Exhibit 1.27 hereto.



Section 1.28  Inventory.  "Inventory" shall mean all inventories of goods and supplies owned by the Company and its Subsidiaries as of the Effective

Time.



Section 1.29  IRS.  "IRS" shall mean the Internal Revenue Service.



Section 1.30  Knowledge of the Company.  "Knowledge of the Company" shall mean the actual knowledge, after due inquiry, of any person listed on

Exhibit 1.30 attached hereto.



Section 1.31  Law.  "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, domestic or foreign, and the rules, regulations and orders promulgated thereunder.



Section 1.32  Lawless Group.  "Lawless Group" shall mean the Company, the

Subsidiaries and the Partnerships.




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Section 1.33  Management Contracts.  "Management Contracts" shall mean the employment and non-competition agreements, dated the date of the Closing,

between the Company and each of Wesley Herman, Anthony Urban, Gregory

Sommer, Randal N. Bernick, Cecil E. Thompson and Susan Thompson.



Section 1.34  Merger.  "Merger" shall mean the merger of the Purchaser into the Company pursuant to the Plan of Merger.



Section 1.35  Merger Price.  "Merger Price" shall mean the amount determined in accordance with Sections 2.03 and 2.04 hereof, payable in cash and Parent's Notes, and allocated and distributed in accordance with

Section 2.05 hereof to each holder of a Common Share outstanding immediately prior to the Effective Time, without interest on the cash portion thereof, in accordance with the Plan of Merger.



Section 1.36  Parent.  "Parent" shall mean Chesapeake Packaging Co., a

Virginia corporation and owner of all of the outstanding capital stock of the Purchaser.



Section 1.37  Parent's Notes.  "Parent's Notes" shall mean unsecured promissory notes of Parent bearing interest from the Effective Time at the rate of 5.25 percent per annum, payable quarterly in arrears, maturing thirty-nine (39) months after the date of the Closing, and guaranteed by

Chesapeake, in the form of Exhibit 1.37 attached hereto.



Section 1.38  Partnerships.  "Partnerships" means all of the partnerships,

joint ventures and other business associations, other than the

Subsidiaries, in which the Company is a participant as of the Effective

Time, all of such Partnerships being listed on Exhibit 1.38 attached hereto.



Section 1.39  PBGC.  "PBGC" shall mean the Pension Benefit Guaranty Corporation.



Section 1.40  Permitted Liens.  "Permitted Liens" shall mean those liens,

encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters affecting the Assets that are specifically listed on Exhibit 1.40 attached hereto.



Section 1.41  Permits.  "Permits" shall mean all permits, licenses and governmental authorizations, registrations and approvals used or required in the conduct of the business of the Company and its Subsidiaries,

including, without limitation, those Permits listed on Exhibit 1.41 attached hereto.



Section 1.42  Plan of Merger.  "Plan of Merger" shall mean the plan of merger of Purchaser with and into the Company attached hereto as Exhibit

1.42.



Section 1.43  Preferred Shares.  "Preferred Shares" shall mean,

collectively, all issued and outstanding shares of Class A Preferred and

Class B Preferred.



Section 1.44  Proxy Statement; Information Statement.  "Proxy Statement"

shall mean the proxy materials distributed to Shareholders in connection with the Special Meeting. "Information Statement" shall mean the

Information Statement/Private Placement Memorandum distributed to Common

Shareholders in connection with the Merger.



Section 1.45  Purchaser.  "Purchaser" shall mean Lawless Acquisition Co., a

Virginia corporation and a wholly owned subsidiary of Parent.



Section 1.46  Real Property.  "Real Property" shall mean the real property owned or leased by the Company and its Subsidiaries as of the Effective

Time, together with the improvements located thereon, including all appurtenant rights, claims and interests, all of such Real Property being listed on Exhibit 1.46 attached hereto.



Section 1.47Representatives.  "Representatives" shall mean Fleet Venture

Resources, Inc. and Fleet Venture Partners II (each a "Fleet

Representative"), and David Chapin and Wesley Herman (each an "Employee

Shareholder Representative"), acting in their capacities as representatives of the Common Shareholders hereunder.  Any action, consent or agreement of the Representatives pursuant to this Agreement shall require the approval of at least one Fleet Representative and one Employee Shareholder

Representative.  In the event that any Representative dies or resigns, the remaining Representatives shall have the power to appoint his or its substitute.



Section 1.48  SEC.  "SEC" shall mean the Securities and Exchange

Commission.

Section 1.49  Secretary of State.  "Secretary of State" shall mean the

Secretary of State of the State of Delaware.



Section 1.50  Securities Act.  "Securities Act" shall mean the Securities

Act of 1933, as amended.



Section 1.51  Shares.  "Shares" shall mean all issued and outstanding shares of capital stock of the Company, consisting of (i) 4,250.01 shares of Class A Common Stock, $.10 par value per share ("Class A Common"), (ii)

1,821.42 shares of Class B Common Stock, $.10 par value per share ("Class B

Common"), (iii) 1,019.70 shares of Class A Convertible Preferred Stock,

$.10 par value per share ("Class A Preferred"), (iv) 3,108.76 shares of

Class B Convertible Preferred Stock, $.10 par value per share ("Class B

Preferred") and (v) 0 shares of Class C Preferred Stock, $.10 par value per share.



Section 1.52  Shareholders.  "Shareholders" shall mean all record holders of the Shares.  A true and correct schedule of the names, addresses and

Share holdings of each Shareholder is attached hereto as Exhibit 1.52.



Section 1.53  Special Meeting.  "Special Meeting" shall mean the special meeting of Shareholders called pursuant to Section 2.07 hereof to consider the Charter Amendment, and any adjournments thereof.



Section 1.54  Subsidiaries.  "Subsidiaries" shall mean all of the corporate entities with respect to which the Company has the direct or indirect right to vote shares representing 50% or more of the votes eligible to be cast in the election of directors of each such entity as of the Effective Time, all of such Subsidiaries being listed on Exhibit 1.54 attached hereto.



Section 1.55  Surviving Corporation.  "Surviving Corporation" shall mean the Company as the surviving corporation in the Merger.



Section 1.56  Trustee.  "Trustee" shall mean Marine Midland Bank, in its capacity as Trustee under the ESOT.



Section 1.57  VSCA.  "VSCA" shall mean the Virginia Stock Corporation Act,

as amended.



Section 1.58  Virginia Corporation Commission.  "Virginia Corporation

Commission" shall mean the State Corporation Commission of Virginia.

                                 ARTICLE II

                                 THE MERGER

Section 2.01  The Merger.  Upon the terms and subject to the conditions of this Agreement, and in accordance with the VSCA and the DGCL, at the

Effective Time the Purchaser shall be merged with and into the Company pursuant to and on the terms set forth in the Plan of Merger.  The Merger shall occur as soon as practical following the satisfaction or waiver of the conditions set forth in Article VII hereof.  The Company shall continue as the Surviving Corporation in the Merger and the separate corporate existence of the Purchaser shall cease.



Section 2.02  Effective Time; Effects of the Merger.  The Merger shall be consummated by filing with (a) the State Corporation Commission Articles of

Merger in such form as is required by, and executed in accordance with, the relevant provisions of the VSCA, together with such other documents as may be required by the relevant provisions of the VSCA, and (b) the Secretary of State a Certificate of Merger in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, together with such other documents as may be required by the DGCL.  The Merger shall become effective at the Effective Time and shall have the effects set forth in Section 13.1-721 of the VSCA, Section 259 of the DGCL and in the Plan of

Merger.  At the Effective Time, (i) the Company shall become a wholly owned subsidiary of the Parent and, as the Surviving Corporation, shall have the

Certificate of Incorporation, bylaws, directors and officers set forth in or determined in accordance with the Plan of Merger, and (ii) the Common

Shares shall be cancelled and converted, without any action on the part of the holders thereof, into the consideration set forth in the Plan of

Merger.



Section 2.03  Determination of Aggregate Merger Price.  The aggregate

Merger Price shall equal $15.27 million (the "Base Merger Price"), adjusted as follows:

     (a)Groveton Stock Adjustment.  The parties

     acknowledge that the Company intends to sell the Groveton Stock prior to the Effective Time.  If the Company is successful in consummating the sale of the Groveton Stock prior to the Effective Time, the Base

     Merger Price shall be: (i) increased by 50% of the amount by which the net proceeds to the Company from such sale exceed $2.5 million, up to a maximum increase of $250,000 (it being understood that if such net proceeds exceed $3.0 million, the amount in excess of $3.0 million may be distributed by the Company as a special dividend to the Common

     Shareholders prior to the Effective Time; or (ii) decreased by 50% of the amount by which the net proceeds to the Company from such sale are less than $2.5 million, up to a maximum decrease of $250,000 (it being understood that if such net proceeds are less than $2.0 million, the

     Company shall, at its election, either (x) terminate this Agreement in accordance with Section 8.01(f) hereof; (y) distribute the Groveton

     Stock prior to its sale as a special dividend to the Common

     Shareholders, in which case the Base Merger Price shall be decreased by $2.5 million; or (z) proceed with the transactions contemplated herein, in which case the Base Merger Price shall be decreased by 100%

     of the amount by which such net proceeds are less than $2.0 million).

     If, prior to the Effective Time, the Company has reached agreement with respect to the sale of the Groveton Stock but such sale will not be consummated prior to the Effective Time, the parties agree to negotiate in good faith with respect to establishing a mechanism for proceeding to Closing that will take into account such prospective sale.  If, prior to the Effective Time, the Company has not reached agreement with respect to the sale of the Groveton Stock, the Company may, at its election, either (y) terminate this Agreement in accordance with Section 8.01(f) hereof, or (z) distribute the Groveton

     Stock prior to the Effective Time as a special dividend to the Common

     Shareholders, in which case the Base Merger Price shall be decreased by $2.5 million.

     (b)Working Capital Adjustment.  The Base Merger

     Price shall also be (i) increased by the amount, if any, by which

     Working Capital exceeds $3.2 million, or (ii) decreased by the amount,

     if any, by which Working Capital is less than $3.2 million.  For purposes of this paragraph, "Working Capital" shall mean the amount by which current assets exceeds current liabilities as of the Effective

     Time, as reflected on the Final Balance Sheet; provided, however, that

     (w) current assets for this purpose shall exclude any proceeds from the sale of the Groveton Stock, (x) current liabilities for this purpose shall include the aggregate tax accrual, determined in accordance with the Special Accounting Principles (as defined in

     Section 2.04 hereof), related to the sale of the Groveton Stock, (y)

     current liabilities for this purpose shall exclude the demand loan made by Parent to the Company pursuant to Section 2.08(b) hereof to fund the redemption of all Preferred Shares and (z) Working Capital shall be calculated exclusive of the effect on current assets and current liabilities of the Company's Madison, Ohio plant expansion project.

     (c)Long-Term Debt Adjustment.  The Base Merger Price shall also be (i)

     increased by the amount, if any, by which Long-Term Debt is less than

     $2.9 million, or (ii) decreased by the amount, if any, by which Long-

     Term Debt exceeds $2.9 million.  For purposes of this paragraph,

     "Long-Term Debt" shall mean the aggregate amount of long-term debt reflected on the Final Balance Sheet, excluding any such debt incurred in connection with the Company's Madison, Ohio plant expansion project.



Section 2.04  Preparation and Delivery of Final Balance Sheet.

          (a)Within 45 days after the Closing Date, Ernst

     & Young, independent public accountants to the Company ("E&Y"), shall prepare and deliver to the Parent and the Shareholders the Draft Final

     Balance Sheet prepared in accordance with the special accounting principles set forth in Exhibit 2.04 hereto (the "Special Accounting

     Principles").

          (b) If the Parent has any objections to the Draft

     Final Balance Sheet, it will deliver a detailed statement describing its objections to E&Y and the Shareholders within 30 days after receiving the Draft Final Balance Sheet.  The Parent and E&Y will use their reasonable best efforts to resolve any such objections.  If a final resolution is not obtained within 30 days after E&Y has received the statement of objections, the Parent and the Representatives will select a nationally-recognized accounting firm mutually acceptable to them to resolve any remaining objections.  If the Parent and the

     Representatives are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot

     (after excluding E&Y and Coopers & Lybrand).

     (c) E&Y will revise the Draft Final Balance Sheet as appropriate to reflect the resolution of the Parent's objections (as agreed upon by the Parent and E&Y or as determined by such selected accounting firm)

     and deliver it to the Parent and the Shareholders within 10 days after the resolution of such objections.  Such revised balance sheet shall be certified by E&Y and shall constitute the Final Balance Sheet.

     (d) If any unresolved objections are submitted to an accounting firm for resolution as provided above, the Parent and the Shareholders will share equally the fees and expenses of such accounting firm (with the

     Shareholders' share of such expenses to be treated as a reduction in the Merger Price).

     (e)  E&Y will make the work papers used in preparing the Draft Final

     Balance Sheet and the Final Balance Sheet available to the Parent and its representatives at reasonable times and upon reasonable notice at any time during the preparation by E&Y of the Draft Final Balance

     Sheet and the resolution of any objections with respect thereto.



Section 2.05  Allocation and Distribution of Merger Price Among Common

Shares and ESOP.

     (a)The Merger Price shall be payable in cash and Parent's Notes as follows:  (i) the first $600,000 of the Merger Price shall be payable in cash and shall be deposited in the environmental escrow established pursuant to Section 9.04 hereof (the "Environmental Escrow"); and (ii)

     the balance of the Merger Price shall be payable in Parent's Notes;

     provided, however, that if the Merger Price exceeds $15.93 million,

     all amounts in excess thereof shall be payable one-half in cash and one-half in Parent's Notes.  The Merger Price shall be allocated on a pro rata basis to each share of Class A Common and Class B Common outstanding at the Effective Time; provided, however, that if the

     Merger Price exceeds $16.27 million, 20% of the amount in excess thereof shall be payable to the Trustee (out of the cash portion of the Merger Price) in trust for the benefit of participants in the ESOP

     (the "Participants"), to be allocated as an additional redemption payment with respect to the shares of Class A Preferred and Class B

     Preferred to be redeemed pursuant to Section 2.08(b) hereof, and the balance of the Merger Price shall be allocated on a pro rata basis to each share of Class A Common and Class B Common outstanding at the

     Effective Time.  As provided in Section 6.07 hereof, no Common

     Shareholder will exercise his or its right, pursuant in Section 262 of the DGCL, to receive payment of the appraised fair value of his or its

     Common Shares in connection with the Merger.

     (b)  As soon as practicable following the allocation of the definitive

     Merger Price among the Common Shares and the ESOP pursuant to subsection (a) hereof, the portion of such Merger Price payable in respect of the Common Shares shall be distributed pursuant to Section

     2.10 hereof; provided, however, that $5.0 million of such Merger Price payable in the form of Parent's Notes to holders of Common Shares shall be subject to offset by the Parent on a pro rata basis (the

     "Indemnity Offset") in accordance with Section 9.01 hereof.

Section 2.06  ESOP.

     (a)Prior to the Effective Time, the ESOP shall complete its regular year-end allocations of Preferred Shares to the accounts of

     Participants with respect to calendar year 1993.  In addition, prior to the Effective Time, the Company shall amend the ESOP to provide for the immediate allocation of any shares of Class A Preferred not previously allocated to the accounts of Participants.  The Class A

     Preferred allocated as a result of such amendment shall be allocated among the accounts of Participants in accordance with the terms of the

     ESOP and applicable Law.

     (b)On January 5, 1994, the Company will declare, and on January 15,

     1994, the Company will pay, its regularly-scheduled cash dividend of approximately $270,000 with respect to outstanding shares of Class B

     Preferred.  Pursuant to that certain Loan Agreement, dated August 2,

     1989, between Lawless Container Corp. ("LCC") and the ESOT (the "ESOT

     Debt"), the Trustee is required to use such cash dividend to pay the regularly-scheduled payment of approximately $270,000 due on January

     31, 1994, with respect to the ESOT Debt.  Pursuant to that certain

     Credit Agreement, dated August 2, 1989, between LCC and Bank of New

     England, N.A. (the "BNE Debt"), LCC is required to apply the payment received on the ESOT Debt to pay the regularly-scheduled payment of approximately $270,000 due on January 31, 1994, with respect to the

     BNE Debt.  The Company will use its best efforts to negotiate with the current holder of the BNE Debt to obtain a waiver, through the

     Effective Time, of LCC's obligation to make such payment.  Provided that such waiver is obtained, the Company will cause LCC to waive the corresponding payment due by the ESOT under the ESOT Debt, and the approximately $270,000 dividend payment will instead be used by the

     Trustee, to the extent permitted by Law, to pay all administrative fees and expenses associated with the transactions contemplated herein, with any balance to be allocated to Participants' ESOP accounts in accordance with the terms of the ESOP.

     (c)Following the allocations contemplated in subsections (a) and (b)

     hereof, and prior to the Effective Time, the Trustee shall convey all remaining unallocated shares of Class B Preferred to LCC in full and final satisfaction of all outstanding obligations and indebtedness of the ESOT to LCC under the ESOT Debt.  Such shares of Class B Preferred shall be immediately transferred by LCC to the Company as a dividend,

     and shall be cancelled by the Company immediately upon their receipt.

     (d)Prior to the record date for the Special Meeting, the Company shall amend the ESOP (i) to require pass-through voting by Participants with respect to all allocated shares of Class A Preferred and Class B

     Preferred in connection with the Charter Amendment, (ii) to eliminate proportionate voting of unallocated shares of Class A Preferred and

     Class B Preferred, instead providing for Trustee voting of such shares in accordance with its fiduciary duties, (iii) to convert the ESOP, as of the Effective Time, into a discretionary profit sharing plan that as to its form satisfies section 401 and related sections of the Code and the rules and regulations thereunder, and (iv) to provide,

     effective as of the Effective Time, for a limited in-service withdrawal feature, exercisable one time during the first or second calendar quarter after determination of the Merger Price, payable solely in cash.

Section 2.07  Special Meeting. The Company, acting through its Board of

Directors, shall, subject to the fiduciary duties of such Board of

Directors under applicable Law as advised by counsel and in accordance with applicable Law:

     (a)duly call, give notice of, convene and hold the Special Meeting as soon as practicable following the execution of this Agreement for the purpose of considering and taking action upon the Charter Amendment;

     (b)  include in the Proxy Statement the recommendation of its Board of

     Directors that the Shareholders vote to approve and adopt the Charter

     Amendment;

     (c)  use its best efforts to (i) obtain and furnish the information required to be included by it in the Proxy Statement and cause the

     Proxy Statement to be mailed to the Shareholders at the earliest practicable time, (ii) cause the Trustee to distribute the Proxy

     Statement and solicit and receive the voting instructions of the

     Participants in accordance with the terms of the ESOP and applicable

     Law and (iii) obtain the necessary approvals of the Charter Amendment by the Shareholders; and

     (d) as soon as practicable following approval of the Charter Amendment at the Special Meeting in accordance with the Company's Certificate of

     Incorporation and applicable Law, file the Charter Amendment with the

     Secretary of State in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL.



Section 2.08  Approval of Merger; Redemption of Preferred Shares.

     (a)Pursuant to Section 6.07 hereof, each of the Common Shareholders has delivered his or its irrevocable proxy to approve the Merger by written consent pursuant to Section 228 of the DGCL; provided,

     however, that such consent shall not be effective until after the redemption of all outstanding Preferred Shares pursuant to subsection

     (b) of this Section.

     (b)Following effectiveness of the Charter Amendment, and provided that all other conditions precedent to each party's obligation to consummate the Merger (other than approval of the Merger by the Common

     Shareholders by written consent pursuant to subsection (a) of this

     Section 2.08) have been satisfied or waived, Parent will lend to the

     Company, pursuant to a demand promissory note, the sum of $14.73 million in cash.  Upon receipt of the proceeds of such loan, the

     Company shall immediately (i) repay in full all outstanding obligations and indebtedness under the BNE Debt, and terminate the credit facilities related to the BNE Debt, and (ii) redeem, in accordance with the terms of the Company's Certificate of

     Incorporation as amended by the Charter Amendment, all outstanding

     Preferred Shares.



Section 2.09  Closing; Filing of Articles of Merger.  Upon the terms and subject to the conditions hereof, as soon as practicable after all of the conditions to the obligations of the parties hereunder have been satisfied or waived, the parties shall conduct the Closing for the purpose of confirming the foregoing.  As soon as practicable following the Closing,

the Company and the Purchaser shall in the manner required by the VSCA and the DGCL deliver to and file with (a) the Virginia Corporation Commission duly executed Articles of Merger in accordance with the provisions of the

VSCA, and (b) the Secretary of State, a duly executed Certificate of Merger in accordance with the provisions of the DGCL, and the parties hereto shall take all such other and further action as may be required by Law to make the Merger effective.



Section 2.10  Exchange of Shares.

     (a)  Upon determination of the Merger Price per Common Share in accordance with Sections 2.03, 2.04 and 2.05 hereof, the Parent will deliver to the Surviving Corporation, in trust for the benefit of the holders of Common Shares, immediately available funds and an aggregate principal amount of Parent's Notes necessary to make the payments contemplated by the Plan of Merger on a timely basis.

     (b)  Promptly after the Effective Time, the Surviving Corporation shall mail to each record holder of Common Shares, as of the Effective

     Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to certificates which immediately prior to the Effective Time represented Common Shares (the

     "Certificates") shall pass, only upon proper delivery of the

     Certificates to the Surviving Corporation) and instructions for use in effecting the surrender of Certificates for payment therefor.  Upon surrender to the Surviving Corporation of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration set forth in the Plan of

     Merger, subject to the Environmental Escrow and the Indemnity Offset,

     and such Certificate shall forthwith be cancelled.  Except as provided in Section 9.01 hereof with respect to the Indemnity Offset and

     Section 9.04 hereof with respect to the Environmental Escrow, no interest will be paid or accrued on the cash portion of the Merger

     Price payable upon the surrender of the Certificates.  If payment is to be made to a person other than the person in whose name the

     Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the

     Surviving Corporation that such tax has been paid or is not applicable.  Until surrendered in accordance with the provisions of this Section 2.10, each Certificate shall represent for all purposes only the right to receive the consideration, if any, set forth in the

     Plan of Merger with respect thereto, without any interest thereon.

     (c)  After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Common Shares that were outstanding immediately prior to the Effective Time.  If,

     after the Effective Time, Certificates are presented to the Surviving

     Corporation for transfer, they shall be cancelled and exchanged for the consideration provided in the Plan of Merger in accordance with the procedures set forth in this Section 2.10.

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and the Common Shareholders hereby jointly and severally represent and warrant to the Parent and the Purchaser as follows:



Section 3.01  Organization.  Each of the Company and the Subsidiaries is a

corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.  Each of the Company and the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company or any such Subsidiary.

Exhibit 3.01 attached hereto is a true and complete list of all such jurisdictions for the Company and its Subsidiaries.



Section 3.02  Capitalization.  The Shares represent all of the issued and outstanding capital stock of the Company, have been duly and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive or other right.  All of the Shares were offered and sold in compliance with all applicable federal and state securities laws and regulations.  Exhibit 1.52 describes any agreements between the Company and any Shareholder, and any agreements between Shareholders, relating to the

Shares, true and correct copies of which agreements have been delivered to the Parent. There are no outstanding or authorized options, warrants,

purchase rights, conversion rights, exchange rights, or other contracts or commitments to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any capital stock of the

Company, nor is the Company committed to issue any such option, warrant or other right.  There are no outstanding stock appreciation, phantom stock,

profit participation or similar rights with respect to the capital stock of the Company.



Section 3.03  The Company's Net Worth.  The consolidated net worth of the

Company, determined in accordance with GAAP, is not less than $10.3 million

(excluding the ESOT Debt).



Section 3.04  Subsidiaries.  Exhibit 1.54 is a true and complete list of all corporations with respect to which the Company owns or otherwise controls, directly or indirectly through one or more subsidiaries,

partnerships, joint ventures or other business associations, shares representing 50% or more of the votes eligible to be cast in election of directors of each such entity.  Exhibit 1.54 accurately sets forth for each

Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock,

(c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder and (d) the number of shares of its capital stock held in treasury (if any).  All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each Subsidiary are owned of record and beneficially by the Company or another Subsidiary, free and clear of any and all restrictions on transfer (other than restrictions under the

Securities Act and state securities laws), taxes, mortgages, liens,

encumbrances, charges, pledges, impositions, security interests, options,

warrants, purchase rights, contracts, commitments, equities, claims and demands, except Permitted Liens.  There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights,

subscription rights or other contracts or commitments that could require the Company to sell, transfer or otherwise dispose of any capital stock of any of the Subsidiaries or that could require any Subsidiary to issue, sell or otherwise cause to become outstanding any of its own capital stock.

There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.  Exhibit 3.04 attached hereto is a true and complete list of all corporations, other than the Subsidiaries, with respect to which the Company or any Subsidiary has owned or otherwise controlled, within the last five years, a majority of the outstanding voting securities (the "Former Subsidiaries") and accurately sets forth for each Former Subsidiary (a) its name and jurisdiction of incorporation, (b) the nature and extent of the Company's or such Subsidiary's interest in such Former Subsidiary, (c) the date such interest was disposed of and (d) the manner of such disposition.  The

Company and its Subsidiaries do not own, and have not within the last five years owned, any equity interest in any corporate entity except the

Subsidiaries and the Former Subsidiaries.



Section 3.05  Partnerships.  Exhibit 1.38 is a true and complete list of all of the partnerships, joint ventures and other business associations in which the Company or any Subsidiary is a participant and accurately sets forth (a) the name and jurisdiction of organization of each Partnership,

and (b) the nature and extent of the Company's or such Subsidiary's interest in each Partnership.  The interests of the Company and its

Subsidiaries in the Partnerships are owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, mortgages, liens, encumbrances, charges,

pledges, impositions, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, except the

Permitted Liens.  There are no outstanding contracts or commitments that could require any of the Partnerships to admit additional participants or require the Company or any Subsidiary to sell, transfer or otherwise dispose of its interest in any Partnership.  Exhibit 3.05 attached hereto is a true and complete list of all of the partnerships, joint ventures and other business associations, other than the Partnerships, in which the

Company or any Subsidiary has been a participant in the last five years

(the "Former Partnerships") and accurately sets forth for each Former

Partnership (a) the type of entity, (b) its name and jurisdiction of organization, (c) the nature and extent of the Company's or such

Subsidiary's interest in such Former Partnership, (d) the date such interest was disposed of and (e) the manner of such disposition.

Section 3.06  Authority Relative to this Agreement.  The execution,

delivery and performance of this Agreement and of all of the other documents and instruments required hereby by the Company are within the corporate power of the Company.  The execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby will, prior to Closing, be duly authorized by the Board of Directors of the

Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than (a) with respect to the Charter Amendment,

the approval of the Shareholders at the Special Meeting, and (b) with respect to the Merger, the approval and adoption of the Plan of Merger by the Common Shareholders).  This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by the Company and constitute or will constitute valid and binding agreements of the Company, enforceable against the

Company in accordance with their terms.



Section 3.07  Consents and Approvals; No Violations.  Except for any

applicable requirements of the HSR Act and any applicable filings under state securities or "Blue Sky" laws, and except for the filing and recordation of Articles of Merger as required by the VSCA and of a

Certificate of Amendment and a Certificate of Merger as required by the

DGCL, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by the Company or for the consummation by the Company of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, and assuming that the required consents under, and termination of, certain agreements specified in Exhibit 3.07 hereto (the "Required Consents") have been obtained,

neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will

(i) conflict with or result in any breach of any provision of the

Certificate of Incorporation or bylaws of the Company or any Subsidiary or the partnership agreement (or other organizational documents) of any

Partnership, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture,

license, contract, agreement or other instrument or obligation to which the

Company or any of its Subsidiaries is a party or by which it or any of them or any of their properties or assets may be bound (including, without limitation, the ESOP) or (iii) violate any order, writ, injunction, decree or Law applicable to the Company, any of the Subsidiaries or any of their properties or assets.



Section 3.08  No Adverse Change.  Except as set forth in Exhibit 3.08,

since December 31, 1992, there has not been: (a) any material adverse change in the business, financial condition or results of operations of the

Company or any of its Subsidiaries (including, without limitation, any material reduction or, to the Knowledge of the Company, any notice of a planned material reduction, in purchases by any principal customer of the

Company or any of its Subsidiaries); (b) any loss, damage, condemnation or destruction to any of the properties of the Company or any of its

Subsidiaries materially adversely affecting the business or properties of the Company or any of its Subsidiaries (whether covered by insurance or not); (c) any increase, other than in the ordinary course of business, in the rates of pay of any of the employees of the Company and its

Subsidiaries; (d) any labor dispute or disturbance, litigation or any event or condition of any character that could materially adversely affect the business, financial condition or results of operations of the Company or any of its Subsidiaries; (e) any borrowings by the Company or any of its

Subsidiaries other than in the ordinary course of business; (f) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of the Company or any of its Subsidiaries, except for Permitted

Liens; or (g) any sale, transfer or other disposition of assets of the

Company or any of its Subsidiaries other than in the ordinary course of business or as contemplated by this Agreement.  Since December 31, 1992,

neither the Company nor the Shareholders have adopted or taken any action in contemplation of any plan of liquidation, dissolution or merger (other than the Merger) involving the Company.



Section 3.09  Proxy Statement; Information Statement.  The Proxy Statement

will, at the time of the mailing of notice of the Special Meeting and at the time of such meeting, contain no untrue statement of a material fact nor will it omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however,

that no representation or warranty is made by the Company or the Common

Shareholders with respect to information set forth under the caption

"Certain Information Concerning Chesapeake, Parent and Purchaser" in the

Proxy Statement.  The Information Statement will, at the time of its mailing and at the Effective Time, contain no untrue statement of a material fact nor will it omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

provided, however, that no representation or warranty is made by the

Company or the Common Shareholders with respect to information set forth under the caption "Certain Information Concerning Chesapeake, Parent and

Purchaser" in the Information Statement or in the Appendixes thereto relating to Chesapeake, the Parent, the Purchaser or their affiliates.



Section 3.10  No Litigation.  Except as listed in Exhibit 3.10 attached hereto, there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of the Company, proposed or threatened (a) against any member of the

Lawless Group, (b) relating to the business, assets, properties or products of any member of the Lawless Group or (c) that seeks restraint,

prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.  The matters listed on Exhibit 3.10, if decided in a manner adverse to any member of the

Lawless Group, will not have a material adverse effect on the business,

financial condition or results of operations of the Company or any of its

Subsidiaries.



Section 3.11  Title to Assets.  The Company and its Subsidiaries own good and marketable title to the Assets (excluding, for purposes of this sentence, Assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges,

security interests or impositions, except the Permitted Liens.  The Assets include all tangible and intangible assets, contracts and rights necessary or desirable for the operation of the business of the Company and its

Subsidiaries in accordance with past practice.



Section 3.12  Bank Accounts; Powers of Attorney.  The Bank Accounts

constitute all checking accounts, savings accounts, custodial accounts,

certificates of deposit, safe deposit boxes or other similar accounts maintained by the Company and its Subsidiaries as of the Effective Time.

Exhibit 1.04 is a true and complete listing of the Bank Accounts, and sets forth the name of each person with signature authority for each such account immediately prior to the Effective Time.  Except as set forth on

Exhibit 1.04, the Company and its Subsidiaries have granted no outstanding powers of attorney to any person with respect to any matter.



Section 3.13  Condition of Equipment.  The Equipment, taken as a whole, is in good operating condition and repair and is in a condition comparable to that as of September 22, 1993, subject to ordinary wear and tear, and is substantially fit for use in accordance with the Company's past practices.



Section 3.14  Inventory.  The Inventory is useable or saleable in the ordinary course of business of the Company and its Subsidiaries as heretofore conducted and is valued at the lower of cost or market value.

Paper Inventories are accounted for under the Last In-First Out method, and non-paper Inventories are accounted for under the First In-First Out method.



Section 3.15  Books and Records.  The books and records of the Company and its Subsidiaries are complete and correct in all material respects and the

Company and its Subsidiaries have made available to Parent for examination the originals or true and correct copies of all documents material to the businesses of the Company and its Subsidiaries as conducted prior to the

Effective Time and all other documents which Parent has requested in connection with the transactions contemplated by this Agreement.



Section 3.16  Contracts.  Exhibit 3.16 attached hereto is a true and complete list of all of the Contracts that constitute: (a) a lease of any interest in any real property; (b) a lease of any personal property with

(i) aggregate annual rental payments in excess of $25,000, or (ii) a remaining term in excess of one year (unless such lease is cancellable without penalty on notice of 90 days or less); (c) an agreement to purchase or sell a capital asset for a price in excess of $25,000; (d) an agreement relating to the borrowing or lending of money; (e) a guaranty, contribution agreement or other agreement that includes any indemnification,

contribution or support obligation; (f) an agreement limiting in any respect the Company's or any Subsidiary's ability to compete in any line of business or with any person; and (g) any other agreement involving an amount in excess of $25,000.  The Company has delivered to the Parent true and complete copies of each Contract listed on Exhibit 3.16.  The Company and its Subsidiaries have performed each material term, covenant and condition of each of the Contracts that is to be performed by them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by the Company or any of its Subsidiaries or, to the Knowledge of

the Company, any other party under any of the Contracts, and, to the

Knowledge of the Company, no party to any of the Contracts intends to cancel, terminate or exercise any option under any of the Contracts.



Section 3.17  Accounts.  The Accounts all have arisen from bona fide transactions in the ordinary course of business, and there are no offsets or credits involving amounts in excess of $1,000 individually or $10,000 in the aggregate that may be applied against the Accounts.  All accounts payable of the Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business and are to be paid in accordance with normal trade practice.  All accounts receivable of the

Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business and were, on the December Balance Sheet and the balance sheet included in the Interim Financial Statements, and will be on the Final Balance Sheet, subject to adequate reserves in accordance with the Company's past practice.  Except as set forth in Exhibit 3.17 hereto,

to the Knowledge of the Company none of the accounts receivable are in dispute or subject to any reduction or counterclaim involving amounts in excess of $1,000 individually or $10,000 in the aggregate.



Section 3.18  Real Property.  Exhibit 1.46 is a true and correct list of all Real Property owned or leased by the Company and its Subsidiaries.

With respect to each such parcel of Real Property, except as set forth on

Exhibit 1.46:

     (a)there are no pending or, to the Knowledge of the Company,

     threatened condemnation proceedings, lawsuits or administrative actions relating to the parcel or other matters affecting adversely the current use, occupancy or value thereof;

     (b)the legal description for the parcel contained in the deed thereof or lease therefor describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-

     conforming use" or "permitted non-conforming structure"

     classifications) and do not encroach on any easement which may burden the parcel, and the parcel does not serve any adjoining property for any purpose inconsistent with the use of the parcel, and the parcel is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

     (c)all facilities have received all approvals of governmental authorities (including Permits) required in connection with the ownership, occupation or operation thereof and have been operated and maintained in accordance with applicable Law;

     (d)there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel;

     (e)there are no outstanding options or rights of first refusal to purchase the parcel, or any portion thereof or interest therein;

     (f)there are no parties (other than the Company and its Subsidiaries)

     in possession of the parcel, other than tenants under any leases or subleases disclosed in Exhibit 1.46, who are in possession of space to which they are entitled;

     (g)all facilities located on the parcel are supplied with utilities and other services necessary for the operation of such facilities,

     including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable Law and are provided via public roads or via permanent,

     irrevocable, appurtenant easements benefitting the parcel; and

     (h)each parcel abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable,

     appurtenant easement benefitting the parcel, and access to the property is provided by paved public right-of-way with adequate curb cuts available.



The Company has delivered to the Parent true and correct copies of: (i)

each deed by which the Company acquired title to the real estate described on Exhibit 1.46; (ii) each policy of title insurance in effect and any title report with respect to the real estate described on Exhibit 1.46;

(iii) the most recent survey or surveys in the Company's possession with respect to the real estate described in Exhibit 1.46; (iv) all certificates of occupancy and building permits for the improvements on the real estate described in Exhibit 1.46; and (v) any variance granted with respect to any of such real estate pursuant to applicable zoning laws or ordinances.



Section 3.19  Intellectual Property.

     (a)Except as set forth on Exhibit 1.26, the Company and its

     Subsidiaries own exclusively or have the exclusive right to use pursuant to license, sublicense, agreement or permission all

     Intellectual Property necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted by the Company.  Each item of

     Intellectual Property owned or used by the Company and its

     Subsidiaries immediately prior to the Effective Time will be owned or available for use by them on identical terms and conditions immediately subsequent to the Effective Time.  The Company and its

     Subsidiaries have taken all necessary and desirable action to maintain and protect each item of Intellectual Property that they own or use.

     No owned item of Intellectual Property has been abandoned.  Each item of Intellectual Property used by the Company or any of its

     Subsidiaries pursuant to license or other authorization of a third party is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement by the

     Company will not impair such use.

     (b)Except as set forth on Exhibit 1.26, the Company and its

     Subsidiaries have not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party, and Company and its Subsidiaries have not received any unresolved charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation

     (including any claim that the Company or any Subsidiary must license or refrain from using any intellectual property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries.

     (c)Exhibit 1.26 identifies each patent, trademark, copyright or other registration that has been issued to the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending application or application for registration that the Company or any of its Subsidiaries has made with respect to any of its

     Intellectual Property and identifies each license, agreement or other permission that the Company or any of its Subsidiaries has granted to any third party with respect to any of its Intellectual Property

     (together with any exceptions thereto).  Except as set forth on

     Exhibit 1.26, the Company and its Subsidiaries have delivered to the

     Parent correct and complete copies of all such patents, registrations,

     applications, licenses, agreements and permissions (as amended to date) and have made available to the Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.  Exhibit 1.26 also identifies each trade name or unregistered trademark used by the

     Company and its Subsidiaries in connection with any of their businesses.  Except as set forth on Exhibit 1.26, with respect to each item of Intellectual Property required to be identified therein:

          (i)  the item is not subject to any outstanding injunction,

          judgment, order, decree, ruling or charge;

          (ii)  no action, suit, proceeding, hearing, investigation,

          charge, complaint, claim or demand is pending or, to the

          Knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item;

          and

          (iii)  neither the Company nor any of its Subsidiaries has licensed or permitted any third party to use any such item.



Section 3.20  Financial Statements.  The December Balance Sheet, including the notes thereto, a copy of which is included in Exhibit 1.13 hereto, is true and correct in all material respects, presents fairly the consolidated financial position of the Company as of December 31, 1992, and was prepared in accordance with GAAP applied on a basis consistent with the Company's past practice.  The Company's audited consolidated statement of income and shareholders' equity and statement of cash flows for the fiscal year ended

December 31, 1992, which are included in Exhibit 1.13 hereto, are true and correct in all material respects, present fairly the results of operations and cash flows for such period, and were prepared in accordance with GAAP applied on a basis consistent with the Company's past practice.  The

Interim Financial Statements, including the notes thereto, are true and correct in all material respects, present fairly the consolidated financial position and results of operations of the Company as of and for the dates indicated, and were prepared in accordance with GAAP applied on a basis consistent with the Company's past practice (except for the omission of certain footnote disclosures required under GAAP and subject to ordinary year-end audit adjustments).  The Final Balance Sheet, including the notes thereto, will be true and correct in all material respects, will present fairly the consolidated financial position of the Company as of the

Effective Time, and will be prepared in accordance with GAAP applied on a basis consistent with the Company's past practice (subject to the Special

Accounting Principles).



Section 3.21  Insurance.  Exhibit 3.21 attached hereto accurately sets forth the following information with respect to each insurance policy

(including policies providing property, casualty, liability and worker's compensation coverage and bond and surety arrangements) to which the

Company or any Subsidiary has been a party, a named insured or otherwise the beneficiary of coverage at any time since January 1, 1988:

     (a)the name, address and telephone number of the agent;

     (b)the name of the insurer, the name of the policyholder, and the name of each covered insured;

     (c)the policy number and the period of coverage;

     (d)the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

     (e)a description of any retroactive premium adjustments or other loss-

     sharing arrangements.

With respect to each such insurance policy which is still in effect or under which the Company or any Subsidiary has any continuing rights or obligations: (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) the policy will continue to be legal, valid,

binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c)

neither the Company, any Subsidiary nor any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (d)

no party to the policy has repudiated any provision thereof.  The Company and each of its Subsidiaries has been covered since April 10, 1986, by insurance in scope and amount customary and reasonable for the businesses in which they have been engaged during such period.  Exhibit 3.21 describes any self-insurance arrangements affecting the Company and its Subsidiaries.



Section 3.22  Employee Benefit Plans.

     (a)Definitions.  When used in this Section 3.22:

          (i)  "Affiliated Entity" means any corporation, trade or business

          (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) or

          (c) of the Code or Section 4001(a)(14) of ERISA, or which, with the Company, is treated as a single employer under the Code or

          ERISA;

          (ii)  "Employee Benefit Plan" means any plan, fund, program,

          policy, arrangement, practice, custom or understanding providing benefits of economic value, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Company or an Affiliated Entity and covering one or more Employees, one or more former employees of the Company or an Affiliated Entity, or one or more present or former beneficiaries, dependents or assignees of any such Employee or former Employee to or under which the Company or an Affiliated Entity has an obligation to contribute or for benefits, other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid.  Without limitation, the term

          "Employee Benefit Plan" includes any employee welfare benefit plan within the meaning of Section 3(1) of ERISA and any employee pension benefit plan within the meaning of Section 3(2) of ERISA,

          provided, however, that, except as otherwise specifically

          provided, such term does not include any plan to which more than one employer (treating the Company and each Affiliated Entity as a single employer) is required to contribute and which is

          maintained pursuant to one or more collective bargaining

          agreements; and

          (iii)  "Employee" means any person employed by the Company or an

          Affiliated Entity at the Effective Time.  Any person who has ceased employment with the Company or an Affiliated Entity before the Effective Time shall not be an Employee for purposes of this

          Agreement, even if such person has rights under an Employee

          Benefit Plan as a result of service with the Company or an

          Affiliated Entity.

     (b)Identification of Plans.  Exhibit 3.22 includes a complete list of all Employee Benefit Plans (including, for this purpose, any plan that would be an Employee Benefit Plan except for the fact that more than one employer is required to contribute to the plan and it is maintained pursuant to one or more collective bargaining agreements).

     Each Employee Benefit Plan providing benefits funded through a policy of insurance is so indicated by the word "insured" in Exhibit 3.22.

     Any unfunded liability with respect to any plan, other than a qualified retirement plan, is stated or referred to in Exhibit 3.22 to the extent that such unfunded liability is not reflected on the

     Interim Balance Sheet and will not be reflected on the Final Balance

     Sheet.  Exhibit 3.22 also lists or identifies any reserves which formally or informally relate to or may be used to fund any such liabilities.

     (c)Claims Against Employee Benefit Plans.  No actions, suits or claims

     (other than routine claims for benefits) have been filed or, to the

     Knowledge of the Company, are contemplated or threatened against any

     Employee Benefit Plan or against the assets of any Employee Benefit

     Plan and, to the Knowledge of the Company, there is no basis for any such action, suit or claim.

     (d)Prohibited Transactions.  To the Knowledge of the Company, neither any Affiliated Entity nor the Company has engaged in any prohibited transaction, as defined in Section 4975 of the Code or Section 406 of

     ERISA, that could subject any Employee Benefit Plan (including, for this purpose, any plan that would be an Employee Benefit Plan except for the fact that more than one employer is required to contribute to the plan and it is maintained pursuant to one or more collective bargaining agreements) to any material tax or penalty imposed under

     Section 4975(a) of the Code or Section 502(i) of ERISA.

     (e)Plan Documents.  The Company has made available to Parent a true,

     correct and complete copy of each instrument constituting a part of each Employee Benefit Plan or a summary of any such Employee Benefit

     Plan that is not evidenced by a written plan document.  Such documents include, without limitation, plan documents, benefit schedules, insurance contracts, trusts and other funding vehicles and published announcements, policy statements, procedures, summary plan descriptions, summaries of material modifications and similar instruments setting forth the provisions of any Employee Benefit Plan.

     As to each funded Employee Benefit Plan and each unfunded Employee

     Benefit Plan as to which actual or contingent reserves are maintained,

     the Company has delivered to Parent the most recent annual financial report with respect to such plan, any information regarding subsequent contributions or withdrawals and any subsequent interim report.  Each such financial report is an accurate description of the financial status of the subject Employee Benefit Plan as of the date thereof,

     and there have been no material adverse changes in the financial status of any such Employee Benefit Plan since the date of the most recent report provided for each plan.

     (f)Plan Provision Changes.  The documents described in the preceding paragraph (e) and made available to Parent describe all currently effective benefits and all benefits that the Company or any Affiliated

     Entity has undertaken to provide in the future.  Neither the Company nor any Affiliated Entity has made any written or oral, implied or express representations that are inconsistent with the terms of the documents described in the preceding paragraph (e).  Further, neither the Company nor any Affiliated Entity has made any written or oral,

     express or implied representations regarding the continuation of any

     Employee Benefit Plan after the Effective Time.

     (g)Qualified Status of Certain Plans.  Exhibit 3.22 specifically identifies each Employee Benefit Plan that is represented or intended to be a qualified plan under Code Section 401(a) using the words

     "Qualified Plan."  With respect to each Employee Benefit Plan so identified and except as set forth on Exhibits 3.22 and 3.23, the IRS has issued favorable determination letters to such plans to the effect that the forms of such Qualified Plans (or predecessor plans) satisfy the requirements of Code Section 401(a) and for all years subsequent to the establishment of the Qualified Plans (or predecessor plans) and up to the Effective Time, and with respect to which the Company's and the Affiliated Entities' tax returns and the Qualified Plans' and trusts' returns are open to audit, the Qualified Plans have satisfied,

     in form and operation, the qualification requirements of Code Section

     401(a) (except for any required amendments for which the remedial amendment period, as defined in Section 401(b) of the Code, has not expired with respect to such Qualified Plan), and no action that has been taken or not taken with respect to the Qualified Plans subsequent to such date has had or is reasonably expected to have any adverse impact on the continued qualification of the Qualified Plans through the Effective Time.  The Qualified Plans are in compliance with the special nondiscrimination rules under Code Sections 401(k)(3) and (m),

     if applicable.  The IRS has not revoked any letter of determination or opinion letter to which reference is made above, nor has the IRS threatened any such revocation.

     (h)Funding Status.

          (i)  No "accumulated funding deficiency" within the meaning of either Code Section 412 or ERISA Section 302 exists with respect to any Employee Benefit Plan nor would any such deficiency exist but for the application of an alternative minimum funding

          standard. No waiver of the minimum funding standards imposed by the Code with respect to any such plan has been requested or issued.

          (ii)  As of the Effective Time, full payment will be made to each

          Employee Benefit Plan (including, for this purpose, any plan that would be an Employee Benefit Plan except for the fact that more than one employer is required to contribute to the plan and it is maintained pursuant to one or more collective bargaining

          agreements) of all contributions that are required under the terms thereof and under ERISA or the Code to be made on or prior to that date for any plan year or fiscal year of the Company or an Affiliated Entity or period ending prior to or coincident with the Effective Time, and full payment will be made to each such

          Employee Benefit Plan (or will be properly accrued on the Final

          Balance Sheet in accordance with the Special Accounting

          Principles) of all such contributions attributable to the pro rata portion (based on the number of days in the applicable plan year before and after the Effective Time) of any plan year which contains the Effective Time, even if such contributions are not yet required to be made or accrued under the terms of the

          Employee Benefit Plan or under ERISA or the Code.

          (iii)  The actuarial present values of all accrued deferred compensation entitlement of Employees, former employees of the

          Company or any Affiliated Entity and their respective

          beneficiaries, other than entitlement accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the

          Code or Section 302 of ERISA, have been fully reflected on the financial statements of the Company and will be fully reflected on the Final Balance Sheet and identified in Exhibit 3.22. Such entitlements include, without limitation, any entitlement under any executive compensation, supplemental retirement or any employment continuity agreement.

          (iv)  As to each plan identified in Exhibit 3.22 with the word

          "insured", all premiums due or payable for coverage through the

          Effective Time have been paid in full, and no such premium is overdue or in its grace period.  Further, except as disclosed in

          Exhibit 3.22, the Company and any Affiliated Entity have funded each Employee Benefit Plan in accordance with its terms through the Effective Time.  To the extent that any annual contribution for the current year is not yet required for any Employee Benefit

          Plan as of the Effective Time, each sponsoring Affiliated Entity has made a pro rata (based on the number of days in the

          applicable plan year before and after the Effective Time)

          contribution or accrual for such obligation to said plan for the period ended on the Effective Time.  Any premium stabilization and other reserve held under such contract is also listed in

          Exhibit 3.22.

          (v)  Except as set forth on Exhibit 3.22, the fair market value of the assets of each funded defined benefit pension plan

          maintained by the Company or an Affiliated Entity equals or exceeds the actuarial present value of all accrued benefits under the plan (whether or not forfeitable), including, without

          limitation, early retirement subsidies, automatic cost of living adjustments and all other amounts considered to be benefit liabilities upon a standard termination of a defined benefit plan subject to Title IV of ERISA, with such actuarial present value being determined by application of the actuarial methods and assumptions applied by the plan's enrolled actuary in the most recent annual valuation of the plan, or by application of the methods and assumptions prescribed by the PBGC for the valuation of such benefits in connection with plans being terminated pursuant to this Agreement, whichever yields the higher such actuarial present value for the aggregate of all accrued benefits under such plan, plus all administrative expenses, fiduciaries'

          fees and similar charges payable by the plan, plus all taxes, if any, payable from plan assets.  The amount of any such

          underfunding disclosed in Exhibit 3.22 shall be accrued on the

          Final Balance Sheet in accordance with the Special Accounting

          Principles.

          (vi)  Exhibit 3.22 discloses any liability for post-retirement benefits that would be required to be recorded under Financial

          Accounting Standards Bulletin No. 106, assuming that the Company or any Affiliated Entity were subject to such standard and it was fully effective as of the Effective Time.  The amount of any such liability shall be accrued on the Final Balance Sheet in

          accordance with the Special Accounting Principles.

     (i)Government Contract Matters.  The Company has not received reimbursement for any contributions made to, benefits accrued under or other costs incurred in connection with any defined benefit pension plan under any provision of any contract with the government of the

     United States, any agency thereof, any state or any political subdivision thereof.

     (j)Excise Tax Liability and Liens.  Neither the Company nor any

     Affiliated Entity (i) has engaged in any transaction that may result in the imposition on the Company or any Affiliated Entity of any excise tax under Section 4971, 4972, 4975 and 4976 through 4980 of the

     Code, or otherwise incurred a liability for any excise tax, other than excise taxes that have heretofore been paid or have been accrued, and,

     in either case, will be fully reflected in the Final Balance Sheet, or

     (ii) is now, nor at any time will be by virtue of any action taken prior to the Effective Time, subject to a requirement to provide security under Section 401(a)(29) of the Code, nor shall any asset of the Company or any Affiliated Entity be subject to a lien by reason of the provisions of Section 412(n) of the Code.

     (k)Claims Liability.  No action, claim, demand, grievance or allegation of unfair labor practices of any kind has been brought or,

     to the Knowledge of the Company, is contemplated or threatened by any potential claimant or representative of such claimant under any

     Employee Benefit Plan (including, for this purpose, any plan that would be an Employee Benefit Plan except for the fact that more than one employer is required to contribute to the plan and it is maintained pursuant to one or more collective bargaining agreements)

     identified in Exhibit 3.22 (or improperly omitted from that Exhibit)

     where the Company or any Affiliated Entity may be either (a) liable directly on such action, claim or demand, or (b) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand.

     (l)Administrative Agency Matters.  Except as identified in Exhibit

     3.22, there is not any investigation, proceeding, administrative review or other administrative agency process pending or, to the

     Knowledge of the Company, contemplated or threatened that could result in the imposition on the Company or an Affiliated Entity of any penalty or other assessment in connection with any of the Employee

     Benefit Plans (including, for this purpose, any plan to which more than one employer is required to contribute and which is maintained pursuant to one or more collective bargaining agreements) identified in Exhibit 3.22.

     (m)Title IV Contingent Employer Liability.  Except as identified in

     Exhibit 3.22, neither the Company nor any Affiliated Entity presently maintains one or more qualified defined benefit pension plans which are not multiemployer plans, as defined in Section 3(37) of ERISA, but which are subject to the provisions of Title IV of ERISA.

     (n)Plan Withdrawal/Termination Liability.  Neither the Company nor any

     Affiliated Entity is a party to any multiemployer plan, as defined in

     Section 3(37) of ERISA.  Neither the Company nor an Affiliated Entity

     is now or has ever been a party to, or become subject to, any collective bargaining agreement pursuant to which the Company or an

     Affiliated Entity has been, is or will become obligated to contribute to a multiemployer plan as a result of events occurring on or before the Effective Time.  Neither the Company nor any Affiliated Entity is

     now liable or has potential for liability under Sections 4063 or 4064 of ERISA, and cannot be treated, whether by reason of the transactions contemplated in this Agreement or otherwise, as a withdrawing substantial employer under a plan to which more than one employer makes contributions by application of Section 4068 of ERISA.  Neither the Company nor any Affiliated Entity has either primary or secondary liability under the provisions of Section 4204 of ERISA or any agreement entered into in accordance with the provisions of that

     Section.

     (o)Benefits Obligations.  As of the Effective Time, neither the

     Company nor any Affiliated Entity will be liable or potentially liable for contributions to, benefits under, taxes, penalties, fees or costs incurred with respect to, judgments or awards against, fiduciary obligations under or withdrawal or termination liabilities associated with, any employee benefit plan (within the meaning of Section 3(3) of

     ERISA) (including for this purpose, any plan that would be an Employee

     Benefit Plan except for the fact that more than one employer is required to contribute to the plan and it is maintained pursuant to one or more collective bargaining agreements) of any nature whatsoever that is not described on Exhibit 3.22.

     (p)Reporting and Disclosure; Withholding.  Except as disclosed on

     Exhibit 3.22, the Company and each Affiliated Entity have filed or caused to be filed on a timely basis each and every return, report,

     statement, notice, declaration and other document required by any governmental agency, federal, state and local (including, without limitation, the IRS, the DOL and the PBGC), with respect to each

     Employee Benefit Plan sponsored or maintained by the Company or any

     Affiliated Entity.  The Company has delivered to Parent all available records with respect to such plans, including copies of all annual reports filed with respect to the Employee Benefits Plans for the past five years.  The Company and each Affiliated Entity has withheld and remitted to the proper depository all income taxes and wage taxes on benefits derived under its Employee Benefit Plans or arranged for such withholding and remittance, to the extent such withholding is required by Law or has been elected by plan participants.

     (q)Participant and Related Party Notifications.  The Company and each

     Affiliated Entity have delivered or caused to be delivered to every participant, beneficiary, alternate payee or other party entitled to such material, all plan descriptions, returns, reports, schedules,

     notices, statements and similar materials, including, without limitation, summary plan descriptions, summaries of material modifications, summary annual reports, individual reports of accrued benefits and documentation required by regulation in connection with denied claims for benefits (where applicable) under Title I of ERISA,

     under the Code, under applicable securities laws or under regulations with respect to any of the foregoing.  The Company and each Affiliated

     Entity and its appointed plan administrators are in compliance in all material respects with statutory and regulatory requirements relating to communications with, and solicitation of elections and consents from, persons covered by, or having an entitlement to benefits under,

     each Employee Benefit Plan.

     (r)General Compliance with Applicable Law.  The Company and each

     Affiliated Entity have operated, and have caused their appointees and nominees to operate, each and every Employee Benefit Plan identified on Exhibit 3.22 (or improperly omitted from said Exhibit) in a manner which is in compliance with all Laws applicable thereto.  To the

     Knowledge of the Company, every Employee, every former employee of the

     Company or any Affiliated Entity, and every dependent of the foregoing entitled to continuation of benefit coverage under any employee welfare benefit plan, has been accorded all of the rights to which such person is entitled as a matter of Law.

     (s)Collective Bargaining Agreements.  Except as described in Exhibit

     3.22, neither the Company nor any Affiliated Entity is party to any collective bargaining agreement or other agreement with any "Labor

     Organization" (as such term is defined in Section 2(5) of the National

     Labor Relations Act, as amended).

     (t)Information with Respect to Employees.  The Company has provided

     Parent with the names of each of the Employees and each Employee's current salary, age, employment date, position and address.



Section 3.23  Compliance with Law.  Except as set forth in Exhibit 3.23 attached hereto, the conduct of the business of the Company and its

Subsidiaries and the use of their Assets does not violate or conflict, and has not violated or conflicted, with any Law in any material respect.  All

Permits required with respect to the conduct of the businesses of the

Company and its Subsidiaries have been obtained, are in full force and effect and are being complied with in all material respects.  Exhibit 1.41 is a true and complete list of all such Permits.  The Permits will remain in full force and effect immediately following the consummation of the transactions contemplated herein.



Section 3.24  Transactions With Affiliates.  Except as set forth in

Exhibit 3.24 attached hereto, since December 31, 1992, the Company and its

Subsidiaries have not, in the ordinary course of business or otherwise,

purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to

(except with respect to remuneration for services rendered as a director,

officer or employee of the Company and its Subsidiaries in the ordinary course), (i) any employee of the Company or any of its Subsidiaries, (ii)

any Shareholder of the Company or minority shareholder of any of the

Subsidiaries, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with the

Company, or (iv) any member of the immediate family of any of the foregoing persons (collectively, an "Affiliate").  Except as set forth in

Exhibit 3.24, (a) the Contracts do not include any obligation or commitment between the Company or any of its Subsidiaries and any Affiliate, (b) the

Assets do not include any receivable or other obligation or commitment from an Affiliate to the Company or any of its Subsidiaries and (c) the

liabilities reflected on the December Balance Sheet and the balance sheet included in the Interim Financial Statements, and to be reflected on the

Final Balance Sheet, do not include any obligation or commitment to any

Affiliate.



Section 3.25  Fees and Expenses of Brokers and Others.  Neither the Company

nor the Shareholders have had any dealings, negotiations or communications with any investment banking firm, broker or other intermediary in connection with the transactions contemplated by this Agreement, none of them is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this

Agreement and none of them has retained any investment banking firm, broker or other intermediary to act on his or its behalf in connection with the transactions contemplated by this Agreement, except that the Trustee has retained the investment banking firm of Houlihan, Lokey, Howard & Zukin

("HLHZ") to render a fairness opinion to the Trustee in connection with such transactions.  Pursuant to a separate agreement with the Company, the

Trustee has agreed that the administrative fees and expenses of the

Trustee, HLHZ and the Trustee's counsel in connection with the transactions contemplated by the Agreement will be paid out of the ESOT trust fund to the extent permitted by Law.  The Company will pay the balance of any such fees and expenses prior to the Effective Time.  All other fees and expenses

(including attorneys' and accountants' fees) of the Company and the Common

Shareholders in connection with the transactions contemplated herein shall be paid in full by the Company prior to the Effective Time.



Section 3.26  Tax Matters.  (a)  Except as set forth on Exhibit 3.26:

          (i)  the Company and the Subsidiaries are members of the

          affiliated group, within the meaning of Section 1504(a) of the

          Code, of which the Company is the common parent, such affiliated group files a consolidated federal income tax return and neither the Company nor any of the Subsidiaries has ever filed a

          consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

          (ii)  each of the Company and the Subsidiaries has filed or caused to be filed all tax returns and reports required to have been filed by or for it on or before the Effective Time, and all information set forth in such returns or reports is accurate and complete in all material respects;

          (iii)  the Company and the Subsidiaries have paid or made

          adequate provision for all taxes, additions to tax, penalties and interest for periods covered by those returns or reports;

          (iv)  each of the Company and the Subsidiaries is in compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS

          Forms W-9) necessary to comply with, all information reporting and tax withholding requirements under federal, state, local and foreign laws, rules and regulations, and such records identify with specificity all accounts subject to backup withholding under

          Section 3406 of the Code;

          (v)  there are no unpaid taxes, additions to tax, penalties or interest payable by the Company or any of the Subsidiaries or by any other person that are or could become a lien on any asset, or otherwise adversely affect the business, properties or financial condition, of the Company or any of the Subsidiaries;

          (vi)  each of the Company and the Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any taxes, and all such amounts have been paid to the

          appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

          (vii)  each of the December Balance Sheet and the balance sheet included in the Interim Financial Statements fully and properly reflects, and the Final Balance Sheet will fully and properly reflect, as of their respective dates, the liabilities of the

          Company and the Subsidiaries for all taxes, additions to tax,

          penalties and interest, including, without limitation, all taxes and related liabilities resulting from the disposition of the

          Groveton Stock;

          (viii)  neither the Company nor any of the Subsidiaries has granted (nor is any of them subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted against or with respect to the Company or any of the Subsidiaries by any taxing authority;

          (ix)  neither the Company nor any of the Subsidiaries has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section

          168(f)(8) of the Code and the regulations thereunder;

          (x)  neither the Company nor any of the Subsidiaries is required to include in income any amount from an adjustment pursuant to

          Section 481 of the Code or the regulations thereunder;  and

          (xi)  the Company is not, and has not been at any time within the last five years, a "United States real property holding

          corporation" for purposes of section 897 of the Code.

     (b)Exhibit 3.26 describes all tax elections, consents and agreements made by or affecting the Company or any of the Subsidiaries, lists all types of taxes paid and returns filed by or on behalf of the Company or any of the Subsidiaries and expressly indicates each tax with respect to which the Company or any of the Subsidiaries is or has been included in a consolidated, unitary or combined return.

Section 3.27  Environmental Matters.

     (a)Definitions.  When used in this Section 3.27:

          (i)  "Environmental Laws" shall mean any and all federal, state,

          local or municipal laws, rules, orders, regulations, statutes,

          ordinances, codes, decrees or requirements of any Governmental

          Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or

          Petroleum Products or environmental protection as in effect at the Effective Time or at any time in the past;

          (ii)  "Governmental Authority" shall mean any federal, state,

          municipal or other governmental department, commission, board,

          bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign;

          (iii)  "Hazardous Materials" shall mean any hazardous material,

          hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any

          Environmental Law, including, without limitation, materials exhibiting the characteristics of ignitability, corrosivity,

          reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law;

          and

          (iv)  "Petroleum Products" shall mean gasoline, diesel fuel,

          motor oil, waste or used oil, heating oil, kerosene and any other petroleum products.

     (b)Except as set forth in Exhibit 3.27 (i) no member of the Lawless

     Group and no Former Subsidiary or Former Partnership has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials or Petroleum Products on, under,

     at, from or in any way affecting any of their properties or assets

     (including, without limitation, any properties or assets now or previously owned or operated by any member of the Lawless Group, any of the Former Subsidiaries or any of the Former Partnerships), or

     otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment,

     transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products, and (ii) to the

     Knowledge of the Company, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials or Petroleum Products on, from or in any way affecting any such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental

     Law governing the use, storage, treatment, transportation,

     manufacture, refinement, handling, production or disposal of Hazardous

     Materials or Petroleum Products.

     (c)Except as set forth in Exhibit 3.27, no member of the Lawless Group has any obligations or liabilities, whether absolute or contingent,

     accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise, that could have a material adverse effect on the properties, business, financial condition or results of operations of the Company and its Subsidiaries, and no pending claims have been made against any of the foregoing and no presently outstanding citations or notices have been issued against any of the foregoing, that could have a material adverse effect on the properties, business, financial condition or results of operations of the Company and its

     Subsidiaries, and that in the case of any of the foregoing, have been or are imposed by reason of or based upon any provision of any

     Environmental Laws, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing,

     distribution, use, treatment, storage, release, disposal, arranging for disposal, transport or handling of any Hazardous Materials or

     Petroleum Products by any member of the Lawless Group, the Former

     Subsidiaries and the Former Partnerships or, to the Knowledge of the

     Company, by any predecessors in interest in connection with or in any way arising from or relating to any member of the Lawless Group, the

     Former Subsidiaries and the Former Partnerships or any of their respective properties, or relating to or arising from or attributable,

     in whole or in part, to the manufacture, processing, distribution,

     use, treatment, storage, disposal, transport or handling of any such substance by any other person at or on or under any of the real properties owned or used by any member of the Lawless Group.

     (d)Each member of the Lawless Group has received all Permits as may be required of it under applicable Environmental Laws to conduct its business, and each member of the Lawless Group is in compliance in all material respects with the terms and conditions of all such Permits.

     No member of the Lawless Group, and no Former Subsidiary or Former

     Partnership, has received any notices or claims that it is a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any state superfund law.

     (e)Except as set forth on Exhibit 3.27, there are no "wetlands" (as that term has ever been defined by the U.S. Army Corps of Engineers or any other regulatory agency) on any of the real property owned,

     operated or leased by any member of the Lawless Group.



Section 3.28  Orders, Commitments and Returns.  Except as set forth in

Exhibit 3.28 attached hereto, all accepted and unfulfilled orders for the sale of products and the performance of services entered into by the

Company and its Subsidiaries and all outstanding contracts or commitments for the purchase of supplies, materials and services used or to be used in the businesses of the Company and its Subsidiaries were made in bona fide transactions in the ordinary course of business.  Except as set forth in

Exhibit 3.28, there are no claims against the Company or any of its

Subsidiaries to return products by reason of alleged overshipments,

defective products or otherwise, and no products of the Company or any of its Subsidiaries are in the hands of customers or distributors under a consignment arrangement or other understanding that such products will be returnable.



Section 3.29  Product Warranties.  Except as set forth in Exhibit 3.29 attached hereto, (i) the Company has no unexpired express product warranty with respect to any product that it manufactures or sells or that it has heretofore manufactured or sold, (ii) the Company has not received any notice of any claim based on any product warranty and (iii) to the

Knowledge of the Company, there are no other claims (actual or threatened)

based on any product warranty of which the Company has not received notice.

Section 3.30  Labor Matters.  (a)  Except as set forth in Exhibit 3.30 attached hereto, with respect to employees of the Company and its

Subsidiaries:

     (i)to the Knowledge of the Company, no executive, key employee or group of employees has any plans to terminate employment with the

     Company or any of its Subsidiaries;

     (ii)the Company and its Subsidiaries are and have been in compliance in all material respects with all applicable Laws governing employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and neither the Company nor any of its Subsidiaries have engaged in any unfair labor practice;

     (iii)  there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any other comparable authority;

     (iv)no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of the Company, no claims therefor exist or have been threatened; and

     (v)there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the

     Knowledge of the Company, proposed or threatened against the Company or any of its Subsidiaries relating to employment, employment practices, terms and conditions of employment or wages and hours.

(b)  Except as described in Exhibit 3.30 attached hereto, neither the

Company nor any of its Subsidiaries has any collective bargaining relationship or duty to bargain with any Labor Organization, and neither the Company nor any Subsidiary has recognized any Labor Organization as the collective bargaining representative of any of its employees.



Section 3.31  Management Contracts.  Each of the Management Contracts will,

prior to the Effective Time, be duly authorized, executed and delivered by each of the parties thereto (other than the Parent), will constitute a valid and binding obligation of each of such parties, and will be enforceable against each of the parties in accordance with its terms.



Section 3.32  Accuracy of Information.  Neither this Agreement nor any other document provided by the Company or any of its Subsidiaries to either the Purchaser or the Parent in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.





                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
                         OF THE COMMON SHAREHOLDERS

The Common Shareholders hereby jointly and severally represent and warrant to the Parent and the Purchaser as follows:



Section 4.01  Organization; Individual Capacity; Enforceability.  Each

Common Shareholder that is a corporation or a partnership is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power, legal right and authority to enter into this Agreement and to perform its obligations hereunder.  Each Common Shareholder who is a natural person has full power,

legal right and capacity to enter into this Agreement and to perform his obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of each Common Shareholder that is a corporation and by the general partners of each Common Shareholder that is a partnership, and no other corporate or partnership proceedings on the part of any Common Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated herein.  This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of each of the Common Shareholders, enforceable against each of the Common

Shareholders in accordance with their respective terms.



Section 4.02  No Violation or Conflict by Common Shareholders.  The

execution, delivery and performance of this Agreement by each of the Common

Shareholders (a) do not and will not conflict with or violate any Law,

judgment, order or decree binding any of the Common Shareholders or any contract or agreement to which any of the Common Shareholders is a party or by which any of the Common Shareholders are bound, and (b) will not require the consent or approval of any other party.  Except for the applicable requirements of the HSR Act, no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by any of the Common Shareholders in connection with the execution and delivery of this Agreement by it or him or the consummation by it or him of the transactions contemplated hereby.



Section 4.03  Title to Shares.  Each of the Common Shareholders owns of record and beneficially good, valid and marketable title to his or its

Shares, free and clear of any and all mortgages, liens, encumbrances,

charges, claims restrictions, pledges, security interests or impositions.

Exhibit 1.52 is a true and correct list of the Shares owned of record and beneficially by each of the Common Shareholders immediately prior to the

Effective Time.



Section 4.04  Nature of Common Shareholders; Purchase for Investment.  Each

Common Shareholder represents, and in entering into this Agreement the

Parent and Chesapeake believe, that such Common Shareholder either is an

"accredited investor" within the meaning of Rule 501(a) under the

Securities Act, or that such Common Shareholder, alone or with his or its

"purchaser representative(s)" (as such term is defined in Rule 501(a) under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Parent's Notes.  Each Common Shareholder further represents that he or it is acquiring the Parent's Notes for the purpose of investment and not with a view to the distribution thereof, and that such

Common Shareholder has no present intention of selling, negotiating or otherwise disposing of the Parent's Notes received by such Common

Shareholder in the Merger.  Each Common Shareholder acknowledges that the

Parent's Notes shall bear the following legend:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THIS NOTE MAY NOT BE TRANSFERRED, AND NO ATTEMPTED TRANSFER OF THIS NOTE SHALL BE VALID OR EFFECTIVE, UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE PARENT EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL EXPERIENCED IN SECURITIES MATTERS, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE PARENT, TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.


                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES
                      OF THE PARENT AND THE PURCHASER

The Parent and the Purchaser jointly and severally represent and warrant to the Company as follows:



Section 5.01  Organization.  Each of Chesapeake, the Parent and the

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Chesapeake owns all of the outstanding capital stock of the Parent, and the

Parent owns all of the outstanding capital stock of the Purchaser.



Section 5.02  Authority Relative to this Agreement.  The execution,

delivery and performance of this Agreement and of all of the documents and instruments required hereby by Chesapeake, the Parent and the Purchaser are within the corporate power of Chesapeake, the Parent and the Purchaser.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will, prior to Closing, be duly authorized by the Boards of Directors of Chesapeake, the Parent and the Purchaser, and by the Parent as the sole shareholder of the Purchaser, and no other corporate proceedings on the part of Chesapeake, the Parent or the

Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated herein.  This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Chesapeake, the Parent and the Purchaser and constitute or will constitute valid and binding agreements of

Chesapeake, the Parent and the Purchaser, enforceable against them in accordance with their terms.



Section 5.03  Consents and Approvals; No Violations.  Except for any

applicable requirements of the Exchange Act, the HSR Act and any applicable filings under state securities or "Blue Sky" laws, and except for the filing and recordation of Articles of Merger as required by the VSCA and of a Certificate of Merger as required by the DGCL, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by Chesapeake, the Parent and the Purchaser or

for the consummation by Chesapeake, the Parent and the Purchaser of the

transactions contemplated by this Agreement.  Assuming that all filings,

registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained,

neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Chesapeake, the

Parent and the Purchaser will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Chesapeake, the

Parent or the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default

(or give rise to any right of termination, cancellation or acceleration)

under, any of the terms, conditions or provisions of any note, bond,

mortgage, indenture, license, contract, agreement or other instrument or obligation to which Chesapeake, the Parent or any of their subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree or Law applicable to Chesapeake, the Parent, any of their subsidiaries or any of their properties or assets.  The Parent has no intention to take any action, as of the Effective Time, that would require the Company to take any action under the federal WARN Act or similar state statute prior to the

Effective Time.



Section 5.04  Financial Statements.  The Parent has previously delivered to the Company true and correct copies of the audited consolidated balance sheets of Chesapeake as of December 31, 1992 and 1991, and the related audited consolidated statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1992

(collectively, the "Chesapeake Financials").  The Chesapeake Financials,

including the notes thereto, are true and correct in all material respects,

present fairly the consolidated financial position, results of operations and cash flows of Chesapeake as of and for the periods presented, and were prepared in accordance with GAAP applied on a consistent basis (except as otherwise noted therein).



Section 5.05  Proxy Statement; Information Statement.  None of the

information set forth under the caption "Certain Information Concerning

Chesapeake, Parent and Purchaser" in the Proxy Statement, at the time of the mailing of the notice of the Special Meeting or at the time of such meeting, be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  None of the information set forth under the caption "Certain Information Concerning Chesapeake, Parent and Purchaser" in the Information Statement or in the Appendixes thereto relating to Chesapeake, the Parent the Purchaser or their affiliates will,

at the time of the mailing thereof or at the Effective Time, be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.



Section 5.06  Fees and Expenses of Brokers and Others.  Neither Chesapeake,

the Parent nor the Purchaser has had any dealings, negotiations or communications with any investment banking firm, broker or other intermediary in connection with the transactions contemplated in this

Agreement except HLHZ, none of them is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the Merger and none of them has retained any investment banking firm, broker or other intermediary to act on its behalf in connection with the transactions contemplated in this Agreement.



Section 5.07  Ownership of Shares.  Neither Chesapeake, the Parent nor the

Purchaser, nor any of their "affiliates" or "associates" (as those terms are defined in Section 203 of the DGCL) is an "interested shareholder" of the Company as such term is defined in Section 203 of the DGCL.



                                 ARTICLE VI

                                 COVENANTS

Section 6.01  Conduct of Business of the Company.  Except for the ongoing expansion of the Company's Madison, Ohio plant as described in the

Company's capital budget for 1993 and 1994, copies of which have previously been supplied to the Parent (the "Capital Budget"), and except as otherwise contemplated by this Agreement, during the period from the date of this

Agreement to the Effective Time, the Company and the Subsidiaries will conduct their operations according to their ordinary and usual course of business and consistent with past practice, and the Company and the

Subsidiaries will use their reasonable best efforts to preserve intact their business organizations, to keep available the services of their officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them.  Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of the Subsidiaries will, without the prior written consent of the Parent:

     (a)amend its Certificate of Incorporation or bylaws;

     (b)authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments,

     subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

     (c)split, combine or reclassify any shares of its capital stock,

     declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of the Subsidiaries, except for the anticipated dividend (or other distribution for nominal consideration)

     of the Company's interest in (i) that certain cooperative apartment located at 1850 South Ocean Drive, Fort Lauderdale, Florida, and (ii)

     an insurance partnership (as previously described to Parent);

     (d)except in the ordinary course of business (i) incur or assume any long-term debt not currently outstanding, (ii) assume, guarantee,

     endorse or otherwise become liable or responsible for the obligations of any person, other than a Subsidiary, (iii) make any loans, advances or capital contributions to, or investments in, any other person

     (other than customary loans or advances to employees in accordance with past practice), (iv) enter into any contract or agreement other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement or (v) authorize any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and the Subsidiaries taken as a whole, other than capital expenditures as to which the Company or a Subsidiary is contractually committed as of the date hereof or are currently reflected in the

     Capital Budget of the Company and the Subsidiaries previously furnished to the Parent;

     (e)adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock,

     pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any present or former director, officer or employee or the dependent or beneficiary of any present or former director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director,

     officer or employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement,

     commitment or arrangement to do any of the foregoing;

     (f)acquire, sell, lease or dispose of any material assets outside the ordinary course of business;

     (g)take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

     (h)make any tax election or settle or compromise any material federal,

     state, local or foreign income tax liability;

     (i)except for the payment of professional fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute,

     accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Interim Financial

     Statements or incurred in the ordinary course of business; or

      (j)agree in writing or otherwise to take any of the foregoing actions.



Section 6.02  No Solicitation.  The Company and the Subsidiaries shall not,

after the date hereof, directly or indirectly, through any officer,

director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries or, except to the extent required by fiduciary obligations under applicable Law as advised by counsel,

participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.  The Company shall promptly advise the Parent if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform the Parent of all the terms and conditions thereof, and shall furnish to the Parent copies of any such written proposal or offer and the contents of any communications by the Company in response thereto.  The

Company shall not waive any provisions of any "standstill" agreements between the Company and any party, except to the extent that such waiver is, as advised by counsel, required by fiduciary obligations under applicable Law.

Section 6.03  Access to Information.  Between the date of this Agreement and the Effective Time, the Company will give the Parent and its authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of it and the Subsidiaries, will permit the Parent to make such inspections as it may reasonably require and will cause its officers and those of the Subsidiaries to furnish the Parent with such financial and operating data and other information with respect to the business and properties of the Company and the Subsidiaries as the Parent may from time to time reasonably request.  Subject to Section 6.07 hereof, all such information shall be kept confidential in accordance with the

Confidentiality Agreement.



Section 6.04  Best Efforts.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law (including,

without limitation, the HSR Act), and to obtain the consents of all third parties, necessary to consummate and make effective the transactions contemplated by this Agreement.  In case at any time after the Effective

Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this

Agreement shall take all such necessary action.  The Company and the

Purchaser will execute any additional instruments necessary to consummate the transactions contemplated hereby.

Section 6.05    Public Announcements.  The Parent and the Company will

consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the Plan of

Merger or the Merger and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.



Section 6.06  Confidentiality Agreement.  Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality

Agreement shall terminate and be of no further force and effect.  The

Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the solicitation of votes of the

Shareholders with respect to the Charter Amendment pursuant to the Proxy

Statement and to permit consummation of the transactions contemplated herein.



Section 6.07  Shareholder Vote; No Appraisal Rights; Irrevocable Proxy.

Each Common Shareholder covenants and agrees with the Parent (a) to vote all Common Shares held by it or him in favor of the Charter Amendment, the

Merger and the other transactions contemplated herein, and (b) that such

Common Shareholder shall not demand appraisal of the fair value of its or his Shares pursuant to Section 262 of the DGCL.  Each Common Shareholder

hereby appoints Wesley Herman, Anthony Urban and Randal Bernick, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to execute written consents with respect to all of the shares of Class A Common held of record by such Common

Shareholder, on the record date for such written consent, to approve the

Merger.  Each Common Shareholder understands and agrees that the foregoing proxy is irrevocable and is coupled with an interest.



Section 6.08  Adequate Capitalization.  The Parent covenants and agrees that, immediately after the Effective Time, it shall convert a sufficient portion of the loan extended to the Company pursuant to Section 2.08(b)

hereof from debt into equity to ensure that (a) the Company will not,

immediately after the Effective Time, be "insolvent" or have "unreasonably small capital", as such terms are used in either (i) Del. Code Ann. Tit. 6

 1304 and 1305, or (ii)  548 of the Federal Bankruptcy Code, as amended,

and (b) the capital of the Company will not have been "impaired" by virtue of the redemption of the Preferred Shares, as such term is used in DGCL

160.



                                ARTICLE VII

             CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

Section 7.01  Conditions Precedent to Each Party's Obligation to Effect the

Merger.  The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following express conditions precedent:

     (a)the Charter Amendment shall have been approved by the affirmative vote of the Shareholders by the requisite vote in accordance with applicable Law, and the Participants shall have directed the Trustee to vote a majority of the shares of Class A Preferred and a majority of the shares of Class B Preferred allocated to Participant accounts in the ESOP in favor of the Charter Amendment;

     (b)  the Charter Amendment shall have been filed with the Secretary of

     State and shall have become effective in accordance with the DGCL, and all outstanding Preferred Shares shall have been redeemed in accordance with Section 2.08 hereof;

     (c)after redemption of all outstanding Preferred Shares, the Plan of

     Merger shall have been adopted by the affirmative vote of the Common

     Shareholders by the requisite vote in accordance with applicable Law;

     (d)no order, decree or injunction shall have been enacted, entered,

     promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the Merger or the other transactions contemplated herein; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed;

     (e)any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, all applicable requirements of the

     Exchange Act shall have been satisfied and any applicable filings under state securities, "Blue Sky" or anti-takeover laws shall have been made; and

     (f)delivery of an opinion by HLHZ to the Trustee with respect to the transactions contemplated herein in form satisfactory to the Company and Parent.



Section 7.02  Conditions Precedent to Obligations of the Parent and the

Purchaser. The obligations of the Parent and the Purchaser to consummate the Merger are subject the satisfaction or waiver at or prior to the

Effective Time of the following conditions precedent:

     (a)there shall have occurred no material adverse change in the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole from the date hereof to the

     Effective Time;

     (b)the representations and warranties of the Company and the

     Shareholders contained in Articles III and IV shall be true and correct in all material respects when made and at and as of the

     Effective Time with the same force and effect as if those

     representations and warranties had been made at and as of such time

     (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

     (c)the Company shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

     (d)  the Company shall have obtained all of the Required Consents;

     (e)the Parent and the Purchaser shall have received a certificate of the Chairman, President or any Vice President of the Company, in form satisfactory to counsel for the Parent, certifying fulfillment of the matters referred to in paragraphs (a) through (d) of this Section

     7.02;

     (f)all proceedings, corporate or other, to be taken by the Company in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Parent and the Parent's counsel, and the

     Company shall have made available to the Parent for examination the originals or true and correct copies of all documents that the Parent may reasonably request in connection with the transactions contemplated by this Agreement;

     (g)no event affecting the Parent or Chesapeake shall have occurred between the date hereof and Closing that would prevent the issuance of the Parent's Notes from constituting, in the Parent's reasonable judgment, a valid private placement for purposes of federal and state securities laws; and

     (h)the Parent and the Purchaser shall have received the opinions of

     Hinckley, Allen & Snyder, and/or Jaeckle, Fleischmann & Mugel, counsel for the Common Shareholders and the Company, and Edwards & Angell,

     special counsel to the Company for employee benefits matters, each dated the Effective Time, with respect to such matters as the Parent and the Purchaser may reasonably request and substantially in the form of Exhibits 7.02A and 7.02B hereto.



Section 7.03  Conditions Precedent to Obligations of the Company.  The

obligation of the Company to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a)the representations and warranties of the Parent and the Purchaser contained in Article V shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

     (b)each of the Parent and the Purchaser shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

     (c)the Company shall have received a certificate of the Chairman,

     President or any Vice President of each of the Parent and the

     Purchaser, in form satisfactory to counsel for the Company, certifying fulfillment of the matters referred to in paragraphs (a) and (b) of this Section 7.03;

     (d)all proceedings, corporate or other, to be taken by Chesapeake, the

     Parent and the Purchaser in connection with the transactions contemplated by this Agreement, and all documents incident thereto,

     shall be reasonably satisfactory in form and substance to the Company and the Company's counsel, and Chesapeake, the Parent and the

     Purchaser shall have made available to the Company for examination the originals or true and correct copies of all documents that the Company may reasonably request in connection with the transactions contemplated by this Agreement;

     (e)the Company shall have received the opinion of Hunton & Williams,

     counsel for Chesapeake, the Parent and the Purchaser, dated the

     Effective Time, with respect to such matters as the Company may reasonably request and substantially in the form of Exhibit 7.03 hereto.

                                ARTICLE VIII

                       TERMINATION; AMENDMENT; WAIVER

Section 8.01  Termination.  This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time notwithstanding approval thereof by the Shareholders, but prior to the

Effective Time:

     (a)by mutual written consent of the Parent and the Company;

     (b)by the Parent or the Purchaser at any time following the Parent or the Purchaser becoming aware that the Company or any Common

     Shareholder has breached any representation, warranty or covenant contained in this Agreement in any material respect, if the Parent or the Purchaser has notified the Company and the Common Shareholders of the breach and the breach has continued without cure for a period of

     30 days after the notice of breach;

     (c)by the Company at any time following the Company becoming aware that the Parent or the Purchaser has breached any representation,

     warranty or covenant contained in this Agreement in any material respect, if the Company has notified the Parent and the Purchaser of the breach and the breach has continued without cure for a period of

     30 days after the notice of breach;

     (d)by the Parent or the Company, if the Effective Time shall not have occurred on or before January 25, 1994 (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date);

     (e)by the Parent or the Purchaser if, prior to the Effective Time, the

     Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Purchaser its approval or recommendation of the Merger, or shall have recommended another offer or shall have resolved to do any of the foregoing;

     (f)by the Company, if the net proceeds from the sale of the Groveton

     Stock are less than $2.0 million;

     (g)by the Company if, prior to the Effective Time, a corporation,

     partnership, person or other entity or group shall have made a bona fide proposal that the Board of Directors of the Company believes, in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to the Shareholders than the proposal set forth in this Agreement and the Plan of Merger (a

     "Superior Proposal"); provided, that the Parent does not make, within five business days of the Parent receiving notice of such third party proposal, an offer that the Board of Directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Shareholders as such Superior Proposal; or

     (h)by the Parent or the Company, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated herein and such order, decree, ruling or other action shall have become final and nonappealable.

Section 8.02  Effect of Termination.  If this Agreement is terminated pursuant to Section 8.01 hereof and the Merger is not consummated, this

Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders; provided, however, that nothing contained in this Section

8.02 shall relieve any party from liability for any breach of this

Agreement.



Section 8.03  Amendment.  This Agreement may be amended by action taken by the Company, the Parent and the Purchaser at any time before or after adoption of the Plan of Merger by the Common Shareholders.  No amendment to this Agreement shall be made except by an instrument in writing signed on behalf of all of the parties.



Section 8.04  Extension; Waiver.  At any time prior to the Effective Time,

the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii)

waive compliance with any of the agreements or conditions contained herein.

Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.





                                 ARTICLE IX

                              INDEMNIFICATION

Section 9.01  Indemnification.  (a) Each of the Common Shareholders hereby severally but not jointly indemnifies and holds Parent, the Purchaser and,

from and after the Effective Time, each member of the Lawless Group

(collectively, the "Indemnified Parties") harmless from and against, and agrees to defend promptly each of the Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as

"Losses"), that any of the Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:  (i) any breach or inaccuracy of any of the representations and warranties made by the Company and the Shareholders in or pursuant to this Agreement; (ii) any failure of the Company or any of the Shareholders to carry out, perform,

satisfy and discharge any of their covenants, agreements, undertakings,

liabilities or obligations under this Agreement or under any of the documents and instruments delivered by the Company or any of the

Shareholders pursuant to this Agreement (it being understood that this

Section 9.01(a)(ii) shall not apply to those Management Contracts with

Randal Bernick, Cecil E. Thompson or Susan Thompson); (iii) claims by third parties against any Indemnified Party relating to the ownership and operation of the business of the Lawless Group prior to the Effective Time,

including, without limitation, those matters specified on Exhibit 3.10 attached hereto, except to the extent such claims are reflected on the

Final Balance Sheet (but such exception shall apply only with respect to the specific dollar amount reflected thereon for each such claim); and (iv)

those items that the parties have agreed will be covered by indemnification that are identified on Exhibit 9.01 hereto; provided, however, that the

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Indemnified Parties shall have the right to be indemnified, held harmless from, defended or reimbursed under this Section 9.01(a) only if such right is asserted (whether or not such Losses have actually been incurred) on or before the date two (2) years after the Effective Time (for representations and warranties other than those made in Section 3.26), or six months after the expiration of any applicable statute of limitations for the assessment or collection of taxes, including any extensions thereof (in the case of the representations and warranties made in Section 3.26); and provided,

further, that (A) the Common Shareholders shall not be required to indemnify the Indemnified Parties under this Section 9.01(a) unless and until the amount of all Losses for which indemnification is sought shall first exceed $100,000, at which point the Common Shareholders will be obligated to indemnify the Indemnified Parties for all such Losses in excess of such amount, and (B) the indemnification obligation of each

Common Shareholder pursuant to this Section 9.01(a) shall not exceed the pro rata portion of the Indemnity Offset attributable to such Common

Shareholder in connection with the Merger.

(b)In the event a claim against any of the Indemnified Parties arises that is covered by the indemnity provisions of Section 9.01(a) of this

Agreement, notice shall be given promptly by such Indemnified Party to the

Common Shareholders.  In the event that the Common Shareholders admit in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of Section 9.01(a) hereof, the Common Shareholders shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless the party seeking indemnification agrees to assume the cost of settlement and to forego fully such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of the Common Shareholders;

provided, however, that the Common Shareholders may not effect any settlement that could result in any cost, expense or liability to any

Indemnified Party unless such party consents in writing to such settlement and the Common Shareholders agree to indemnify such party therefore.  The party seeking indemnification may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of such party.  In the event that the Common Shareholders do not admit in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of Section 9.01(a) hereof, then the party seeking indemnification and the Common Shareholders shall cooperate in good faith jointly to contest, defend and settle such claim.  In connection with all such claims, actions or proceedings, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.  Except as otherwise provided herein, the costs and expenses of counsel retained pursuant hereto shall be paid by the Company as incurred and shall be charged against the Indemnity Offset.

(c)The Indemnified Parties shall offset against the Indemnity Offset, on a pro rata basis, the amount of any Losses with respect to which the Common

Shareholders are required to indemnify the Indemnified Parties pursuant to this Section 9.01.  The Indemnified Parties shall give the Common

Shareholders 20 days prior written notice of the amount of and grounds for any such offset.  Unless, within 20 days following receipt of the

Indemnified Parties' notice, the Common Shareholders object to such offset by a writing setting forth the grounds for such objection, such offset shall become effective at the close of business on the 20th day following the Common Shareholders' receipt of the Indemnified Parties' notice. If the Common Shareholders timely object to any offset, the Indemnified

Parties and the Common Shareholders will use their reasonable best efforts to resolve such objection.  If a final resolution is not obtained within 20 days after the Indemnified Parties' receipt of the Common Shareholders'

objections, the Indemnified Parties and the Common Shareholders will submit the matter for arbitration to a third party mutually selected by them.  If the Indemnified Parties and the Common Shareholders are unable to agree on the choice of a third party arbitrator within 20 days after the Indemnified

Parties' receipt of the Common Shareholders' objections, the Indemnified

Parties and the Common Shareholders will apply to the American Arbitration

Association for appointment of an arbitrator and shall accept such appointment.  The arbitrator shall rule on the Common Shareholders'

objections within 60 days from submission of the matter to him, and the

Indemnified Parties and the Common Shareholders agree that the arbitrator's decision shall be conclusive.  The Indemnified Parties and the Common

Shareholders shall share equally the fees and expenses of any arbitrator appointed under this Section 9.01(c).  On the date two (2) years after

Closing, the Parent shall release from the right of offset pursuant hereto any remaining part of the Indemnity Offset, less the amount of any Losses for which a claim of indemnification has been made hereunder but not yet resolved.  Any remaining portion of the Indemnity Offset not released on the date two (2) years after Closing because of pending claims for indemnification shall be promptly released upon resolution of such claims.

Any payments of interest made on the portion of the Parent's Notes that are subject to the Indemnity Offset shall constitute a part of such Indemnity

Offset and shall be recoverable by the indemnified parties to satisfy the

Common Shareholders' indemnification obligations hereunder. Any payment of principal to be made with respect to any portion of the Parent's Notes that remain subject to the Indemnity Offset shall be held by the Parent until the related pending claims for indemnification are resolved.  The amount of such principal held by the Parent from time to time shall bear interest from the date such principal would otherwise have been paid to the holder of a Parent Note to the date applied against Losses or disbursed to the noteholder at the rate of 5.25% per annum.

(d)Pursuant to that certain Stockholders' Agreement, dated as of January

24, 1994, by and among each of the Common Shareholders (the "Shareholders

Agreement"), each of the Common Shareholders will irrevocably appointed and constituted the Representatives to act as his or its agent and representative for all purposes under this Article IX, with full power and authority to act on its behalf for all purposes hereunder.

(e)Except in the case of a termination of this Agreement prior to the

Effective Time pursuant to Section 8.01 hereof, this Section 9.01 shall be the sole and exclusive remedy, at law or in equity, of the Parent, the

Purchaser or the Lawless Group against the Shareholders with respect to

Losses that any of them may at any time suffer or incur, or become subject to, as a result of or in connection with any breach or inaccuracy of any of the representations or warranties made by the Company or the Shareholders in or pursuant to this Agreement or otherwise in any way arising out of this Agreement or the transactions contemplated by this Agreement.



Section 9.02  Survival of Representations, Warranties and Covenants.  The

representations and warranties made herein by the Company and the

Shareholders shall survive Closing for the periods set forth in Section

9.01 hereof.  The representations and warranties of the Parent and the

Purchaser shall survive the Closing until the payment in full of the

Parent's Notes.



Section 9.03  Indemnity Amounts to be Computed on After-Tax Basis.  The

amount of any indemnification payable under Section 9.01 hereof shall be

(i) net of any federal or state income tax benefit realized or the then-

present value (based on a discount rate of six percent) of any such income tax benefit reasonably expected to be realized by the indemnified party by reason of the facts and circumstances giving rise to the indemnification,

and (ii) increased by the amount of any federal or state income tax required to be paid by the indemnified party as a result of the accrual or receipt of the indemnification payment.  For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.



Section 9.04  Environmental Matters.

(a)Exhibit 9.04 attached hereto describes certain environmental conditions affecting the Real Property that have been identified by Parent and acknowledged by the Company.  In accordance with Section 2.05 hereof, at the Effective Time $600,000 of the Merger Price, in cash, shall be segregated by the Parent and shall constitute the Environmental Escrow.

From and after the Effective Time, the Parent will cause the Company to effect the remediation plan described in Exhibit 9.04 in the manner set forth therein.  All fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Company in connection with the remediation of the matters described in Exhibit 9.04 will first be offset against the

Environmental Escrow. In the event that the Environmental Escrow is inadequate to pay all such fees and expenses, any excess shall be offset against the Indemnity Offset (without application of the $100,000 "basket"

contained in the final proviso of Section 9.01(a) hereof).  Promptly following completion of remediation of all of the matters described in

Exhibit 9.04 hereto, any remaining balance of the Environmental Escrow shall be disbursed to the Common Shareholders in accordance with Section

2.10 hereof.  The amount of the Environmental Escrow held by the Parent from time to time shall bear interest from the date of the Closing to the date it is applied against remediation fees and expenses, or disbursed to the Common Shareholders as provided herein, at the rate of 5.25% per annum.

The Common Shareholders acknowledge and agree that the operation of this

Section shall not limit the Indemnified Parties' rights to indemnification pursuant to Section 9.01 hereof with respect to environmental conditions other than those described in Exhibit 9.04.

(b)Notwithstanding any other provision of this Agreement, the Indemnified

Parties shall not be entitled to assert claims for indemnification under

Section 9.01 hereof with respect to Losses suffered or incurred as a result of or in connection with the breach or inaccuracy of the representations and warranties set forth in Section 3.27 hereof, unless:



     (i) such Losses relate to the matters described in Exhibit 9.04 hereto, in which event such Losses shall be addressed in the manner prescribed by Sections 9.04(a) and 9.01 hereof; or



     (ii)the facts and circumstances giving rise to such claim for indemnification were first identified by any Governmental Authority or other unaffiliated third party, provided that such third party has not been retained by Parent or any of its affiliates to conduct environmental testing; or



     (iii) the facts and circumstances giving rise to such claim for indemnification were first identified by an Indemnified Party in the ordinary course of its business rather than pursuant to an environmental testing program (for example, by way of illustration and not limitation, facts and circumstances first identified in the course of a building expansion or routine maintenance of the Real Property);

     or



     (iv) the facts and circumstances giving rise to such claim for indemnification were first identified in the course of environmental testing conducted pursuant to a requirement of applicable Law or at the request of a Governmental Authority.



Section 9.05  Release of Claims.  Each Common Shareholder, for himself or itself and for his heirs and assigns or its successors and assigns, hereby agrees that as of the Effective Time he or it shall remise, release, acquit and forever discharge the Company and its Subsidiaries and all present or former officers, directors and employees of the Company and its

Subsidiaries in their capacities as such, and each of them, from any and all actions and causes of action (whether at law or in equity), losses,

damages, costs, expenses, liabilities, obligations and claims or demands of any kind, including, without limitation, attorneys' fees and other legal costs and expenses (collectively, "Claims"), known and unknown, foreseen and unforeseen, whether now existing or arising at any time in the future.

Each Common Shareholder intends, pursuant to Section 8.01-35.1 of the Code of Virginia, that if any third party jointly liable to such Common

Shareholder with respect to any Claim has a right of contribution or indemnification against any or all of the Company and its Subsidiaries and any or all of their present and former officers, directors and employees with respect thereto, then this Section shall act to release such third party from any claim or action by such Common Shareholder or any liability to such Common Shareholder to the same extent as the Company and its

Subsidiaries and their present and former officers, directors and employees.  Each Common Shareholder understands that this Section is contractual and not merely a recital, and that by executing this Agreement such Common Shareholder is giving up all of his or its rights and granting a final and complete release with respect to all Claims as of the Effective

Time; provided, however, that this Section shall not limit the rights of any Common Shareholder against any other Common Shareholder, in his or its capacity as such, pursuant to the Shareholders Agreement; and provided,

further, that this Section shall not limit the rights, if any, of any

Common Shareholder to indemnification from the Company with respect to his actions or inactions prior to the Effective Time in his capacity as an officer, director or employee of the Company.



                                 ARTICLE X

                               MISCELLANEOUS

Section 10.01  Entire Agreement; Assignment.  This Agreement (a)

constitutes the entire agreement among the parties with respect to the subject matter hereof, except as provided in Section 6.07 hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise;

provided, that the Parent may assign its rights and obligations or those of the Purchaser to the Parent or any direct or indirect wholly owned subsidiary of the Parent, but no such assignment shall relieve the Parent or the Purchaser, as the case may be, of its obligations hereunder if such assignee does not perform such obligations.



Section 10.02  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail

(postage prepaid, return receipt requested) to the respective parties as follows:



if to the Parent or the Purchaser:

Chesapeake Packaging Co.
2104 W. Laburnum Avenue
Richmond, Virginia 23227
Attention:  Samuel J. Taylor
  President

with a copy to:

Chesapeake Corporation
James Center II
1021 E. Cary Street
Richmond, Virginia 23218
Attention:  J. P. Causey, Jr., Esq.
  Vice President, Secretary &
    General Counsel

if to the Company:

Lawless Holding Corporation
c/o Fleet Equity Partners
111 Westminster Street

Providence, Rhode Island 02903
Attention:  Habib Y. Gorgi

and

Lawless Holding Corporation
51 Robinson Street
N. Tonawanda, New York  14120
Attention: Wesley Herman
    Executive Vice President

with a copy to:

Hinckley, Allen & Snyder
1500 Fleet Center
Providence, Rhode Island 02903
Attention:  Richard G. Small, Esq.

if to the Shareholders:

               to their respective addresses set forth on
               Exhibit 1.52 attached hereto

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.



Section 10.03  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.



Section 10.04  Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.



Section 10.05  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this

Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.



Section 10.06  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.



Section 10.07  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this

Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof,

in addition to any other remedy at law or equity.



Section 10.08  Fees and Expenses.  Except as otherwise provided in this

Agreement, all costs and expenses incurred in connection with this

Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.



Section 10.09  Severability.  If any term or other provision of this

Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



LAWLESS HOLDING CORPORATION


By:     /s/ Wesley Herman
Executive Vice President


CHESAPEAKE PACKAGING CO.


By:     /s/ J.P. Causey Jr.
Secretary


LAWLESS ACQUISITION CO.


By:     /s/ J.P. Causey Jr.
Secretary



COMMON SHAREHOLDERS:


Fleet Venture Partners II


By:     /s/ Habib Y. Gorgi
General Partner


Fleet Venture Resources, Inc.


By:     /s/ Habib Y. Gorgi
Executive Vice President


     /s/ David M. Chapin
David M. Chapin



     /s/ Wesley Herman

Wesley Herman


     /s/ Anthony Urban
Anthony Urban


     /s/ Martin Elzer
Martin Elzer


     /s/ Gregory Sommer
Gregory Sommer


     /s/ Michael Lawless
Michael Lawless


     /s/ Cecil Thompson
Cecil Thompson


     /s/ James Dempsey
James Dempsey


     /s/ Ronald Marchewka
Ronald Marchewka


     /s/ George Pish
George Pish


     /s/ Thomas Dotterweich
Thomas Dotterweich


     /s/ Gene Graziotto
Gene Graziotto


     /s/ Randal N. Bernick
Randal N. Bernick


     /s/ Daniel Milbrand
Daniel Milbrand



     /s/ Robert McAndrew

Robert McAndrew


     /s/ Charles Lawless
Charles Lawless